As filed with the Securities and Exchange Commission on April 21, 2014

Registration No. 333-194482

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Stream Flow Media, Inc.

 (Exact name of registrant as specified in its charter)

                                          Colorado

 (State or other jurisdiction of incorporation or organization)

                                            7371

 (Primary Standard Industrial Classification Code Number)

                                       46-3073820

 (I.R.S. Employer Identification Number)

                             16019 Raptor Ct., Charlotte, NC  28278; Tel: (704) 840-5619, Fax: (503) 907-8052

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    16019 Raptor Ct., Charlotte, NC  28278; Tel: (704) 840-5619; Tel: (503) 907-8052

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value

Shares offered by the Company	25,000,000	$0.01	$250,000	$32.20

Shares offered by Selling Stockholders	125,000	$0.01	$1,250	$0.17

Total	25,125,000	$0.01	$251,250	$32.37

(1)

Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.

(2)

Estimated solely for the purposes of calculating the registration fee under Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

StreamFlow Media

Maximizing the Value of Your Brand Through Gaming.

25,125,000 Total Shares of Common Stock Offered at $0.01 per Share

25,000,000 Shares Offered by the Company

125,000 Shares Offered by the Selling Stockholders

Stream Flow Media, Inc.

Stream Flow Media, Inc. (“Stream Flow”) is offering, on a “best-efforts” basis, up to 25,000,000 shares of its common stock, $0.001 par value, at a purchase price of $0.01 per share (“Shares”).  This is the initial offering of our common stock and no public market currently exists for the securities being offered in this prospectus.  If we sell all of the Shares we are offering through this prospectus we will generate net proceeds of approximately $227,467.

In addition to the Shares we are offering, the Selling Stockholders named in this prospectus (“Selling Stockholders”) are offering up to 125,000 shares of our common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board (“OTCBB”), and thereafter at prevailing market prices or privately negotiated prices.  If the Selling Stockholders sell all of their Shares being offering, then they will generate net proceeds of $1,250.  We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders.  Further, we have not taken any steps to have the Shares quoted on the OTCBB.  We can offer no assurances that the Shares will ever be quoted on the OTCBB.

We are offering the Shares on self-underwritten, best-efforts basis directly through our sole director, Gregory Galanis.  The Shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus.  There is no minimum number of shares required to be purchased, and, therefore, the total proceeds received by us might not be enough to sustain operations.  Mr. Galanis will not receive any commissions or other compensation from the offering for selling the Shares on our behalf.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the prospectus sections titled “Plan of Distribution” and “Use of Proceeds”.

Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  For more information their report is included in this prospectus on page F-2.

We are a development stage company and currently have limited, early stage operations.  Stream Flow qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).  For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 5 and “Jumpstart Our Business Startups Act” starting on page 41 .

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.

	Offering Price	Expenses (*)	Net Proceeds
Offered by Us (per Share)	$0.01	$0.0009	$0.0091
Offered by Us (Maximum)	$250,000	$22,533	$227,467
Selling Shareholder (per Share)	$0.01	$-0-	$0.01
Selling Shareholder (Maximum)	$1,250	$-0-	$1,250

* Estimated offering expenses.  All actual offering costs will be paid by us.  No commissions or underwriting expenses will be incurred.

The offering shall terminate on the earlier of (i) the date when the sale of all of the Shares being offered is completed or (ii) 180 days from the date of this prospectus.  We may, at our discretion, extend the offering for an additional 90 days.  In the event we extend the offering for an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, the date of this prospectus is April 21 , 2014.

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including, but not limited to, the risk factors beginning on page 9.  References to “we,” “us,” “our,” “Stream Flow” or the “Company” mean Stream Flow Media, Inc.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and other similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Overview of Our Business

We were incorporated on June 27, 2013 in the State of Colorado.  We are a development stage gaming and gamification training business focused on developing online gaming and media solutions catering specifically to customer loyalty and retention (“CL&R”) applications, including corporate training solutions.  Stream Flow utilizes proprietary technology to develop applications that are specifically branded towards the client’s business and unique needs.  The proprietary aspects of the technology are owned exclusively by Stream Flow and are licensed to its clients on a per-use basis.  These applications can be used on mobile devices, social media networks, and web-based platforms.  Stream Flow is also developing its own gaming applications that will be marketed under its own brand.

Development Stage Company Status

Based on our financial history since inception on June 27, 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.  We are a development stage company that has yet to generate revenue and currently has nominal assets consisting of minimal cash and an untested business model.  Stream Flow has a limited operating history and must be considered a development stage company.  Our business operations are subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history and limited capital resources.  No assurances can be given that we will ever be able to implement our business plan or, if implemented, will be successful.  If our business plan is not successful, and we are not able to operate profitably, investors may lose their entire investment in our company.

As of December 31, 2013 we had not generated any revenue and have incurred ($483,080) in losses since our inception on June 27, 2013.  We have not achieved profitability and expect to continue to incur net losses throughout the fiscal year ending December 31, 2014, and possibly into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

Emerging Growth Company Status

We are an "emerging growth company", as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would

otherwise apply to private companies.    Stream Flow has elected not to opt out of the transition period pursuant to Section 107(b).

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)

is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)

is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.  Our business purpose is to develop online gaming and media solutions catering specifically to CL&R applications, including corporate training solutions.

As of December 31, 2013 we had not generated any revenue.  However, on March 31, 2014 we were retained to design and develop a mobile training application for iOS (Apple iPhone).  Stream Flow will generate $10,000 in revenue from this agreement over the course of six months.

Further, we do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

Need for Additional Financing

We estimate that we will need to generate at least $125,000 in additional financing in order to meet our minimal working capital requirements over the next 12 months.

If we are able to place this entire offering we will generate maximum net proceeds of approximately $227,467.  However, there are no guarantees that we will be able to place any of this offering.  In the event we do not place an adequate amount of this offering to continue pursuing our business plan, then we will be forced to seek alternative sources of financing elsewhere before we can fully proceed with our business plan.  We can give no assurances that alternative sources of financing will be available to us, or if available, on terms that are acceptable.  Further, in order to proceed with our long-term plans we anticipate that in the future we will need to raise up to an additional $5 million in financing, which most likely will be generated through future offerings of our common stock and, in all likelihood, would be dilutive to current investors.

Going Concern

In their report on our financial statements for the period from June 27, 2013 (inception) through December 31, 2013, our independent registered public accounting firm issued a going concern opinion.  In their report they expressed serious concerns about our ability to meet our financial obligations, pay our liabilities as they become due, and continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

High Degree of Risk

This offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate sufficient revenue to become profitable, we may be obliged to cease business operations due to a lack of operating capital.  We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 9 of this prospectus.

Our President and Chief Executive Officer, Gregory Galanis, owns 59.9% of the issued and outstanding shares of our common stock as of the date of this prospectus.  If we sell all of the shares being offered in this prospectus, Mr. Galanis will still own 47.9% of our then issued and outstanding common stock.  Accordingly, he will be able to exert significant influence on – if not singlehandedly determine – the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests Mr. Galanis may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

In addition to retaining significant influence over all voting matters, Mr. Galanis is also our principal executive officer and sole director.  Due to his other competing outside business interests, he presently is able to spend a maximum of about twenty hours per week working on our business, which may seriously handicap our overall business, financial condition and results of operations, and potentially lead to missed business opportunities resulting in you possibly losing your entire investment.

We are conducting this offering through this prospectus in an effort to raise enough capital to (i) acquire new computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.  The capital we will raise from this offering, if any, may be inadequate to accomplish these undertakings, much less cover the costs of this offering and/or meet future reporting requirements.  Please review the "Risk Factors" starting on page 9 of this prospectus and “Liquidity and Capital Resources” on page 24.

Where You Can Find Us

Our principal executive offices are located at 16019 Raptor Ct., Charlotte, NC  28278 and our telephone number at that address is (704) 840-5619.  This office space is being provided to us by our President and Chief Executive Officer, Gregory Galanis, free of charge.

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The Offering

Following is a brief summary of this offering:

Securities being offered by Stream Flow:	25,000,000 shares of common stock, $0.001 par value

Securities being offered by the Selling Stockholders:	125,000 shares of common stock, $0.001 par value

Offering price:	$0.01 per share

Minimum number of shares to be sold in this offering:	None

Company capitalization:

Common Stock: 500,000,000 shares authorized; 100,250,000 shares issued and outstanding as of the date of this prospectus.

Preferred Stock: 1,000,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Number of shares outstanding before the offering:	100,250,000

Number of shares outstanding after the offering, assuming all of the shares are sold:	125,250,000

Use of proceeds:

We intend to use the proceeds from this offering to (i) acquire new computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.  See the “Use of Proceeds” section for more information on page 18.

Lack of escrow account:

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.

Risk factors:

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See “Risk Factors” starting on page 9 and the other information contained within this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this offering.  As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this offering.  If we sell only a few Shares, potential investors may end up holding shares in a company that:

•

has not received enough proceeds from the offering to properly pursue its business plan or even maintain existing levels of operations; and

•

has no market for its common stock.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this prospectus starting on page 9.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk and represents a highly speculative investment.  You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose your entire investment.

Company Risk Factors

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

As of December 31, 2013 we had not generated any revenue and have incurred ($483,080) in losses since our inception on June 27, 2013.  We have very little operating history upon which an evaluation of our future success or failure can be made.  We have not achieved profitability and expect to continue to incur net losses throughout the fiscal year ending December 31, 2014, and possibly beyond into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

We are dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to begin generating sufficient levels of revenue which could cause our business to fail.

We have had limited operations to date which have been funded exclusively by our officers, directors, and current stockholders.   In order to expand and commence full-scale operations and meet our planned capital expenditures over the next 12 months we need to raise at least $125,000 from this offering.  We need the proceeds from this offering to (i) acquire additional computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.

Failure to generate sufficient financing from this offering will force us to maintain our current level of operations, which primarily consist of internal development work on our products and games by our management team using their own computer systems.  Provided our management team continues to allow us the use of their office space, computer equipment, and software licenses without charge, we can maintain our current level of operations indefinitely.

Without adequate financing, even in the event our management team is able to complete our internally developed products and games, there will not be sufficient funds to market the products and games, which would most likely prevent us from attracting enough users to make them a commercial success.  As an example, out of the $125,000 in projected capital expenditures over the next 12 months, $50,000 will go towards completing the development and marketing launch of Zookerd and Pummel.

We may need additional funds to further  execute on our business plan before we are able to achieve a sustainable level of revenue where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain additional financing, we may have to cease operations and investors will lose their entire investment.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your entire investment.

Our independent registered public accounting firm has discussed their uncertainty regarding our business operations in their audit report dated March 11, 2014 which is part of the financial statements that are part of this prospectus.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

There is a substantial doubt as to whether we will be able to complete and bring to market our internally developed products and games.  We will need to invest approximately $50,000 to complete our two internally developed games – Zookerd and Pummel – and launch them to the public.  There is no assurance that even if we successfully complete and launch these two games that either will be well received or profitable.

As of the date of this prospectus, Stream Flow has created a series of services, including StreamFlow Engage, StreamFlow Social, StreamFlow Connect, StreamFlow Boost, and StreamFlow Energize.  Stream Flow is presently marketing these services to prospective clients.  On March 31, 2014 we entered into an agreement with our first such client.  We can provide no assurances, however, that we will secure a sufficient number of clients for these services to generate adequate revenue to become profitable.

Further, we anticipate we will need to invest approximately $50,000 over about six months to complete the development and public launch of our two internally designed games: Zookerd and Pummel.  We can provide no assurances that we will be able to complete the development of these games or, if completed, that either game will be accepted by the marketplace or generate sufficient revenue to be profitable.

Failure to complete our internally developed products and games or, if completed, failure by the marketplace in general to accept our products and services could result in us generating less revenue than expected whereby we may have to cease operations and you could lose your entire investment.

Our industry is highly competitive and as a smaller reporting company we may be at a disadvantage to our competitors.

The gaming and gamification industry is highly competitive in general.  We are competing against a multitude of competitors, ranging from early stage businesses such as ours all the way up to larger, more established competitors that have greater financial resources and name recognition than we have.  Although  our management team has privately developed proprietary technologies that are used exclusively by Stream Flow , many aspects of our business model are not proprietary  or unique and, if they prove successful, could be replicated by others.  We cannot prevent such competitors from entering the markets in which we intend to operate.

Further, because many of our competitors are private non-reporting companies we may be at a significant competitive disadvantage because of our reporting obligations.  We face additional expenses, which similar privately held businesses do not, including:

•

quarterly and annual PCAOB auditor fees;

•

EDGAR filing fees; and

•

legal and consulting fees related to our ongoing SEC compliance and reporting obligations.

Our privately held competitors do not incur these costs, which puts us at a competitive disadvantage.  We estimate that these expenses will aggregate $50,000 annually.  Once we start developing our business and our financial statements and our SEC filings become more complex, we anticipate these costs will increase, potentially substantially.  If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

Our products and services could infringe upon the intellectual property rights of others.

We cannot be absolutely certain that our products and services do not infringe on the intellectual property rights of third parties, and we could have infringement claims asserted against us.  These claims may harm our reputation, cause our management to expend significant time in connection with any defense, and cost us money.  Further, we may be required to indemnify third party clients for any expense or liabilities they incur resulting from claimed infringement and these expenses could exceed the amounts paid to us by the client for services we have performed.  Any claims in this area, even if won by us, could be costly, time-consuming, harmful to our reputation, and could cause us to potentially cease operations whereby you would lose your entire investment.

If our products and services do not function as expected, our business may suffer.

If our products and services do not function as expected, whether because they fail to work as advertised or otherwise, our sales may suffer.  The risk that this may occur is particularly pronounced with respect to the games we are presently developing, including Zookerd and Pummel, because they involve creating a “sticky” gaming environment that keeps the user returning frequently to compete with other users, something we may not be able to do successfully.  If our products and services do not function as expected, our business may suffer and we may be forced to cease operations whereby you would lose your entire investment.

Our principal officer and sole director, Gregory Galanis, currently owns 59.9% of our issued and outstanding common stock.  In the event this offering is completely subscribed Mr. Galanis will own 47.9% of the then issued and outstanding common stock and will continue to be able to exert significant influence and control over all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

Our principal officer and sole director, Gregory Galanis, currently controls an aggregate of 60,000,000 shares of our common stock, or 59.9% of all issued and outstanding shares.  In the event this offering is completely subscribed Mr. Galanis will still own 47.9% of our then issued and outstanding common stock.  Accordingly, he will retain significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of Mr. Galanis may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The success of our business depends heavily on key personnel, particularly Gregory Galanis, our President and Chief Executive Officer.  Our business would likely fail if we were to lose his services.

The success of our business will depend heavily upon the abilities and experience of our President and Chief Executive Officer, Gregory Galanis.  The loss of Mr. Galanis would have a significant and immediate impact on our business, results of operations, if any, and overall financial condition.  Further, the loss of Mr. Galanis would force us to seek a replacement or replacements who may have less experience in the industry, fewer international business contacts, and less understanding of our overall business plan.  We can make no assurances that we will be able to find a suitable replacement for Mr. Galanis, which could force us to curtail operations and/or cease operations, whereby you could lose your entire investment.

Mr. Galanis is not presently covered by an employment contract nor is he subject to a non-compete agreement which would survive the termination of his employment.  Mr. Galanis can terminate his relationship with us at any time without cause.  Further, we do not carry “key person” insurance Mr. Galanis.  The departure of Mr. Galanis most likely would have a severe and negative impact on our overall business and cause us to cease operations, whereby you could lose your entire investment.

In addition to our dependency on Mr. Galanis’s continued services, our future success will also depend on our ability to attract and retain additional key personnel, especially in the areas of computer programming and graphics design.  We face intense competition for these individuals from well-established and better financed competitors.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Our Sole Director and Principal Executive Officer, Gregory Galanis, may be subject to conflicts of interest.

Our Sole Director and Principal Executive Officer, Gregory Galanis, has potential conflicts of interest in his dealings with us.  Circumstances under which a conflict of interest could arise between us and Mr. Galanis include:

•

Mr. Galanis is free to establish his own compensation package;

•

Future compensation agreements with Mr. Galanis or others will not be negotiated at arm’s-length as would normally occur if the agreements were with unaffiliated third parties;

•

Acquisitions and purchases or sales of assets and other similar transactions can be made without due diligence or extended negotiation; and

•

Business combinations or the implementation anti-takeover “poison pill” preventative measures.

We have not formulated a policy for potential conflicts of interest that may arise between us and Mr. Galanis.  If a potential conflict of interest arises and cannot be resolved, the result could be contrary to the interests of other shareholders and prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

Because our principal executive officer and sole director has other significant outside business interests he will be able to devote only a portion of their professional time to Stream Flow’s operations.  As such our business could fail if he is unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, securing the financing we need, both primary and expansion, and fulfilling the reporting requirements of a public company all fall upon our principal executive officer and sole director, Gregory Galanis.  Mr. Galanis plans on devoting approximately  80% of his professional time to Stream Flow’s business, or about  35 hours per week.

It is also important to consider that Mr. Galanis is not presently under any employment agreements with any of his business interests, including our business.  If he were to enter into such an agreement with an outside business interest, he could be forced to resign from our business or devote even less time to our business interests than he presently does.

In the event that Mr. Galanis is unable to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment.

We do not have any independent directors on our Board of Directors.  Our principal executive officer, Gregory Galanis, solely comprises our entire Board of Directors.  As such, he has the ability to establish corporate policy and his own compensation packages without the oversight of any outside independent directors or committees of directors.

Our principal executive officer, Gregory Galanis, also serves as our sole director on our Board of Directors.  As such, and in all non-voting matters, he can unilaterally determine corporate actions by issuing a Resolution of the Board of Directors.  The interests of Mr. Galanis may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.  In particular, and at his sole discretion, he may establish his own compensation package which could be contrary to the interests of other shareholders, and possibly prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

If we fail to successfully manage our new product development, or if we fail to anticipate the issues associated with that development, our business may suffer.

Our business model is evolving and we believe that our growth will depend upon our ability to successfully develop and sell new types of products and services, including free-to-play games which are monetized through in-game purchases rather than an up-front fee.  Developing new products and services and then marketing them will require substantial expenditures.  If our new products and services do not achieve expected market acceptance or generate sufficient revenues upon introduction, whether because of competition or otherwise, we may not be able to recover our potentially substantial development and marketing costs, which could have a negative impact on our overall business, and result in you losing all or part of your investment.

Our market is subject to rapid technological change, and if we do not adapt to emerging technologies, our business may suffer.

Technology changes rapidly in our industry.  We must continually anticipate and adapt our products and services to emerging technologies in order to keep those products and services competitive.  When we choose to incorporate a new technology into a product or service, or to develop a product or service for a new platform, operating system or media format, we may be required to make a substantial investment prior to the introduction of the product or service.  If we were to make the investment to incorporate a new technology or for a new platform that does not achieve an acceptable level of commercial success, our revenues from those products likely will be lower than we anticipated and we may never be able to recover our development costs.

Further, our competitors may adapt to an emerging technology more quickly or effectively than we do, creating products that are technologically superior to ours, more appealing to consumers, or both.  If, on the other hand, we elect not to pursue the development of products incorporating a new technology or for new platforms that achieve significant commercial success, our revenues would most likely be adversely affected.  It may take significant time and resources to shift product development resources to that technology or platform and may be more difficult to compete against existing products incorporating that technology or for that platform.  Any failure to successfully adapt to emerging technologies would harm our competitive position, potentially render our existing products and services obsolete, and significantly increase the time we take to bring successful products to market, which could have a negative impact on our overall business, and result in you losing all or part of your investment.

If our future marketing and advertising efforts fail to attract new customers, our business and operating results could be adversely affected.

We intend to launch a marketing program with a portion of the proceeds of this offering.  We will market our products and services through a variety of advertising and promotional programs.  Our ability to sell our products and services is highly dependent upon the success of these programs.  If the marketing for our products and services fails to generate new customers, or if advertising rates or other media placement costs prove to be too costly, these factors could have a material adverse impact on our business and operating results, and result in you losing all or part of your investment.

If our products contain defects, our business and reputation could be harmed significantly.

Software products and services as complex as the ones we offer may contain undetected errors and defects.  This risk is often higher when such products are first introduced or when new versions are first released.  Failure to avoid, or to timely detect and correct, such errors or defects could result in loss of, or delay in, market acceptance, and could significantly harm our business, financial results, and reputation.

The projected costs and other related expenses used in our business plan are estimates made by our management.  Our actual costs related to implementing our business plan may differ significantly.

The projected costs and other related expenses in our business plan and in the Plan of Operations starting on page 30 of this prospectus are mere cost estimates and forecasts made by our management.  Our actual costs related to implementing our business plan may differ significantly from these estimates, which could have a negative impact on our overall business, cause our business to fail, and result in you losing all of your investment.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Colorado corporation.  Colorado law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim.  Colorado law also authorizes Colorado corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director.  Our organizational documents provide for this indemnification to the fullest extent permitted by Colorado law.

We currently do not maintain any insurance coverage.  In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments.  We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon adequate financial resources becoming available.  There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

We may incur additional risks and significant increases in annual costs to be a public company, which requires us to maintain compliance with Securities and Exchange Commission reporting requirements.  We may not be able to absorb such increased annual costs.

We may incur additional risks and significant increases in annual costs associated with our public company reporting requirements, which include:

•

compliance with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC;

•

compliance with all applicable SEC rules and regulations, including reporting in a timely manner our quarterly and annual operating results, which will significantly increase our legal and financial compliance costs and make some activities more time consuming; and

•

increased exposure to broader shareholder claims and litigation may make it more difficult and more expensive for us to obtain director and officer liability insurance.  Without obtaining such insurance coverage, which we currently do not have, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Presently we estimate these additional reporting and compliance requirements will cost us approximately $50,000 annually.  Once we start developing our business and our financial statements and our SEC filings become more complex, we anticipate these annual costs will increase, potentially substantially.  Additionally, we have not obtained quotes for officers and directors insurance and will not do so until we begin generating sufficient cash flows to pay the annual premiums on such a policy.    Further, we may not be able to absorb these costs of being a public company which could negatively affect our business operations and may result in you losing your entire investment.

Risk Factors Relating to Our Common Stock and this Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our sole director, Gregory Galanis, who will receive no commissions or other forms of compensation for doing this for us.  Our director will offer the shares to friends, family members, and other business associates.  However, there is no guarantee that they will be able to sell any of the shares.  Unless he is successful in selling the shares and we receive the proceeds from this offering, we may have to seek alternative financing before we are able to proceed with our business plan.

There is no minimum amount of shares which have to be sold in this offering for us to close.  If we do not sell enough shares to implement our business plan, you might lose your entire investment.

There is no required minimum amount of shares that must be sold in this offering.  As a result, potential investors will not know how many shares will ultimately be sold nor the minimum amount of proceeds we will receive from the offering, which might be nothing.  If we sell only a few shares, potential investors may end up holding shares in a company that:

•

has not received adequate proceeds from this offering to continue ongoing operations; and

•

does not have enough capital to properly implement its business plan.

There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network.  Therefore, anyone investing in this offering may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board (“OTCBB”) or other similar venue, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  We have not engaged an underwriter for this offering.  Therefore, we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•

variations in our quarterly operating results;

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changes in general economic conditions;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a significant advertiser, partner or joint venture participant;

•

the addition or loss of key managerial and collaborative personnel; and

•

has no trading market for its common stock.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  If we file for, or are forced into, bankruptcy protection, investors will lose their entire investment.

We have not made any arrangements to place the proceeds from this offering into an escrow, trust or similar account.  Proceeds from this offering, if any, will be immediately available to us for general corporate purposes.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, any funds invested in this offering will become part of the bankruptcy estate and administered according to the bankruptcy laws.  As such, any funds invested in this offering will be used to pay creditors and, if there are not sufficient funds to pay all creditors, you will lose your investment.

Funds raised in this offering are available for immediate use and at the discretion of our management.

The funds raised from this offering of our common stock will be available to Stream Flow for immediate use and such uses as to be determined exclusively by our management.  Management will have immediate access to the funds raised.  You will not have the right to withdraw your funds during the offering.  As such, any funds invested in this offering may be used in their entirety before we are able to generate sufficient revenue to achieve profitability and, if we are unable to achieve profitability, you may lose your investment.

We do not intend to pay any dividends on our common stock, therefore there are limited ways in which you can make a profit on any investment in Stream Flow Media, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we may seek additional funding in the future, our future funding sources may likely prohibit us from paying any dividends.  Because we do not intend to declare dividends, any gain on an investment in our shares of common stock will need to come through the appreciation of our common stock’s share price, for which we can give no assurances that our common stock will ever appreciate in value and, even if it does appreciate in value, that you will be able to sell your shares of our common stock for a profit.

We have anti-takeover provisions which may make it difficult to replace or remove our current management and could also result in significant dilution to an investment in our common stock.

Our Articles of Incorporation, as amended, authorizes the issuance of up to 500,000,000 shares of common stock, $0.001 par value, and of up to 1,000,000 shares of preferred stock, $0.001 par value, with such rights and preferences as may be determined from time to time by our Board of Directors.  Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock.  The ability of our Board of Directors to issue shares of common stock and/or preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.  Additionally, the issuance of additional common stock or preferred stock in the future may significantly reduce your proportionate ownership and voting power.

It is important to note that as of April 21 , 2014 we had no shares of preferred stock issued or outstanding.

If our common stock is accepted for quotation on the OTC Bulletin Board it will be subject to the "Penny Stock" rules of the SEC which may limit the trading market in our common stock and make transactions in our stock cumbersome, thereby possibly reducing the value of an investment in our common stock.

We have not taken any steps to have our shares of common stock quoted on the OTC Bulletin Board (“OTCBB”).  We can offer no assurances that our shares of common stock will ever be quoted on the OTCBB.  However, if our shares of common stock are ever quoted on the OTCBB, they will be deemed a “penny stock” and therefore subject to the “penny stock” rules.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

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obtain financial information, investment experience and investment objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to sell shares of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The OTC Bulletin Board is a quotation system, not an issuer listing service, market, or exchange.  Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange.

We intend to attempt to have our shares of common stock listed on the OTC Bulletin Board (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume limitations in over-the-counter securities.  Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting, and the delivery of legal trade confirmation may be delayed significantly.  Consequently, you may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price that was quoted by the OTCBB at the time of the order entry.

Orders for OTCBB securities may be cancelled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received by, and processed by the OTCBB.  Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit their order in a timely manner.  Consequently, you may not be able to sell shares of our common stock at optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB.  As such, demand for securities that are traded through the OTCBB may be decreased or eliminated.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources which may materially affect our profitability and results of operations.

We expect the market for our common stock, if one ever develops, to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We have identified deficiencies in our current internal controls over financial reporting.  Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

Our business is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We have, through the participation of our sole officer and director, Gregory Galanis, assessed the current effectiveness of our internal control over financial reporting.  In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of The Treadway Commission (COSO) in Internal Control-Integrated Framework.  Based on that assessment under such criteria, management concluded that our current internal controls over financial reporting are not effective due to control deficiencies that constituted material weaknesses.

We have identified a lack of sufficient personnel in the accounting function due to the limited resources of Stream Flow with appropriate skills, training, and experience to perform the review processes to ensure the complete and proper application of generally accepted accounting principles.  To this extent, we have identified specific remedial actions we intend to undertake prior to the end of the current fiscal year ending December 31, 2014 to address the current material weaknesses described above:

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Improve the effectiveness of the accounting group by augmenting our existing resources with additional outside consultants to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions and preparation of tax disclosures; and

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Improve segregation procedures by strengthening cross approval of various functions, particularly quarterly and annual internal audit procedures.

If we are unable to implement the above changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an "emerging growth company", as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We have elected to use the extended transition period for complying with the new or revised accounting standards under Section 102(b)(2)(B) of the JOBS Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the  adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

FORWARD LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or other similar expressions are intended to identify forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, success in developing and managing high volume restaurant properties and concepts, our ability to develop our core business model and execute on our business plan and expansion strategies, and our ability to finance and sustain operations.  We have no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

USE OF PROCEEDS

We will not receive the proceeds from the sale of any shares of our common stock offered by the Selling Stockholders (see “Selling Stockholders” on page 19).  If we are able to sell all of the shares of our common stock we are offering through this prospectus, then we will generate net proceeds of approximately $227,467.

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The fixed offering price per share is $0.01.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.  If less than $125,000 is raised in this offering, we intend to continue operating on a limited basis, meeting only our SEC filing obligations while we seek alternative sources of financing.  However, (i) we currently have no alternative sources of financing and (ii) we cannot provide investors with any assurance that we will be able to raise sufficient funds from this offering or any alternative sources of financing to proceed with any material business development and activities.

USE OF PROCEEDS	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$62,500	$125,000	$187,500	$250,000
Estimated Offering Expenses	22,533	22,533	22,533	22,533
Estimated Net Proceeds	$39,967	$102,467	$164,967	$227,467
Computer Hardware	-	-	20,000	20,000
Software Licenses	-	15,000	15,000	15,000
Communications (Internet and Telephone)	-	2,500	12,000	12,000
Product Development	-	5,000	30,000	50,000
Sales and Marketing	-	13,000	20,000	50,000
Rent and Utilities	-	15,000	15,000	15,000
Legal and Accounting (SEC Reporting and Compliance)	35,000	50,000	50,000	50,000
Working Capital Reserve	4,967	1,967	2,967	15,467
TOTALS	$39,967	$102,467	$164,967	$227,467

In the future, in addition to equity financing, we may rely on loans and/or other advances from our directors and other stockholders to continue our operations.  However, there are no assurances that our directors or other stockholders will provide us with any additional funds.  If we are not able to obtain adequate financing, we may have to cease operations whereby you will lose your entire investment.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by us.  The offering price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company.  In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to fully execute on our business plan while maintaining sufficient working capital reserves for the next 12 months.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  As of December 31, 2013, the net tangible book value of our shares of common stock was ($75), or ($0.000001) per share based upon 100,250,000 shares issued and outstanding.

Assuming all 25,000,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering, our net book value will be approximately $227,392, or $0.001816 per share.  Therefore, any investor will incur an immediate loss of approximately ($0.008184) per share while our existing stockholders will receive an increase of $0.001815 per share in net tangible book value.  This would result in an immediate dilution of 81.8% for purchasers of stock in this offering.

The following table represents a comparison of the prices paid by purchasers of our common stock in this offering and our original stockholders, based on assumptions that we sell 25%, 50%, 75% and 100% of the offering, respectively:

	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Offering price per share	$0.01	$0.01	$0.01	$0.01
Book value per share before offering	($0.000001)	($0.000001)	($0.000001)	($0.000001)
Book value per share after offering	$0.000375	$0.000908	$0.001386	$0.001816
Net increase per share to original shareholders	$0.000374	$0.000907	$0.001385	$0.001815
Decrease in investment per share to new shareholders	$0.009625	$0.009092	$0.008614	$0.008184
Dilution to new shareholders	96.3%	90.9%	86.1%	81.8%
Number of shares after offering held by new investors	6,250,000	12,500,000	18,750,000	25,000,000
Percentage of ownership after offering by new investors	5.9%	11.1%	15.8%	20.0%

SELLING STOCKHOLDERS

The following section presents information regarding the Selling Stockholders.  The Selling Stockholders table and the accompanying notes describe the Selling Stockholders and the number of shares of our common stock being offered.

We are registering 125,000 shares of our common stock owned by and on behalf of the Selling Stockholders named in the table below.  The shares being sold by the Selling Stockholders were acquired for services rendered to Stream Flow in lieu of cash.   We will pay all costs, expenses, and fees related to the registration of these shares, including all registration and filing fees, printing expenses, legal fees, and other associated costs, if any.

We will not be offering any shares on behalf of the Selling Stockholders.  The Selling Stockholders are not required to sell their shares, nor have they indicated to us, as of the date of this prospectus, an intention to sell any of their shares being registered.  The Selling Stockholders are offering their shares of our common stock for their own account.  We will not receive any proceeds from the sale of the Selling Stockholders’ shares.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, including:

•

The number of shares of our common stock owned prior to this offering;

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The total number of shares of our common stock that is being offered through this prospectus;

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The total number of shares that will be beneficially owned upon completion of this offering; and

•

The percentage of ownership upon completion of this offering.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered	Beneficial Ownership of Shares After Offering (1)	Percentage of Common Stock Owned After Offering (1)(2)

Blue Water Global Group, Inc. (3)	20,000,000	25,000	19,975,000	15.9%
Domenico Battaglia	5,000,000	25,000	4,975,000	4.0%
Natalia Ourbakh	5,000,000	25,000	4,975,000	4.0%
Nina Edstrom	5,000,000	25,000	4,975,000	4.0%
Annika Prim	5,000,000	25,000	4,975,000	4.0%
Totals	40,00,000	125,000	39,875,000	31.8%

(1)

Based upon beneficial ownership information reported to us as of December 31, 2013.

(2)

Assuming we sell all of the shares being offered through this prospectus we will then have 125,250,000 shares issued and outstanding.

(3)

Blue Water Global Group, Inc. is public traded on the OTC Bulletin Board under the symbol “BLUU”.  J. Scott Sitra has voting and dispositive power of the securities held by this selling stockholder.

PLAN OF DISTRIBUTION

Shares Offered by Us

This is a self-underwritten “best-efforts” offering.  This prospectus is part of a prospectus that permits our sole director, Gregory Galanis, to sell the shares of common stock directly to the public with no commission or other remuneration payable to our directors for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Mr. Galanis will sell the shares and intends to offer them to friends, family members, and personal and professional acquaintances.  In offering the securities on our behalf, Mr. Galanis will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Galanis will not use any mass-advertising methods such as the Internet or print media.

Mr. Galanis will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1)

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2)

The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3)

The person is not at the time of their participation, an associated person of a broker-dealer; and

4)

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Galanis is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer.  He is and will continue to be a Stream Flow director at the end of this offering and is not currently and has not been during the last 12 months a broker-dealer or associated with a broker-dealer.  Mr. Galanis has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Terms of the Offering

We are offering on a best-efforts basis 25,000,000 shares of our common stock at a price of $0.01 per share.  This is the initial offering of our common stock and no public market exists for the securities being offered. We are offering the shares through a “self-underwritten” offering, directly through our directors.  The shares will be offered at a fixed price of $0.01 per share for a period of up to one-hundred and eighty (180) days from the date of this prospectus, unless extended by Stream Flow’s Board of Directors for no more than an additional ninety (90) days.  There is no minimum number of shares required to be purchased.  No commission or other compensation related to the sale of the shares will be paid to Mr. Galanis.  The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all of the Shares being offered is completed or (ii) 180 days from the date of this prospectus.  We may, at our discretion, extend the offering for an additional 90 days.  In the event we extend the offering for an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

There can be no assurance that any of the shares will be sold.  We have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker-dealer or sales agent.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) wire transfer or deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to Stream Flow Media, Inc.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust, or similar account.  Because this is a best efforts offering, once a subscription is accepted by us, we will have immediate availability to use the subscription proceeds, regardless of whether we are able to place the entire offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within two (2) business days after we receive them.

Shares Offered by the Selling Stockholders

The Selling Stockholders may sell some of all of its shares of our common stock in one or more transactions, including block transactions.  There are no arrangements, agreements, or understandings with respect to the sale of these securities.  The Selling Stockholders will sell our shares of common stock at a fixed price of $0.01 per share until our shares of common stock are quoted on the OTC Bulletin Board (“OTCBB”), and thereafter may be offered at prevailing market prices or privately negotiated prices.  As of the date of this prospectus, we have not taken any steps to have our shares of common stock quoted on the OTCBB.  We can offer no assurances that our shares of common stock will ever be quoted on the OTCBB.

We can provide no assurance that any or all of the shares of our common stock offered by the Selling Stockholders will be sold.

We will pay all costs, expenses, and fees related to the registration of our shares of common stock owned by the Selling Stockholders.  The Selling Stockholders, however, will pay any commissions or other fees payable to broker-dealers in connection with any sale of their shares of our common stock.

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our shares of common stock.  In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of our common stock, and therefore be considered to be an underwriter, they must comply with applicable securities laws and, among other things:

•

Not engage in any market stabilization activities in connection with our common stock, should a market ever develop;

•

Furnish each broker-dealer through which our common stock may be offered copies of this prospectus, along with any supplements or amendments, as may be required by such broker-dealer; and

•

Not bid for or purchase any of our shares of common stock or attempt to induce any person to purchase any of our shares of common stock other than as permitted under the Exchange Act.

We have advised the Selling Stockholders that if a particular offer of our shares of common stock is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Applicable to the Offering by Us and the Selling Stockholder

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to:

•

approve the transaction for the customer's account;

•

obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased;

•

obtain from the customer information regarding his investment experience;

•

make a determination that the investment is suitable for the investor;

•

deliver to the customer a written statement for the basis for the suitability determination;

•

notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and

•

provide the customer with FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with early stage operations and are not currently generating any revenues from our business operations.  Our independent registered public accounting firm has issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an ongoing business for the next 12 months.  Accordingly, we must raise additional cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering.  If we are able to raise sufficient funds from this offering we will use a portion of the proceeds to (i) acquire new computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.  If we are unable to generate significant revenues for any reason, or if we are unable to make a reasonable profit from our operations, we may be forced to raise additional funds or to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we fail to raise sufficient funds from this offering and need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We remain a development stage business in the early stage of operations.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable and competitive, we need to raise sufficient funds from this offering to (i) acquire new computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.  We may also rely on loans from our officers, sole director or outside shareholders.  However, there are no assurances that any of these sources will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Cumulative During the Development Stage – June 27, 2013 (inception) through December 31, 2013

For ease of reading we refer to the period of June 27, 2013 (inception) through December 31, 2013 as the “Developmental Period”.

Revenues.  We have not generated any revenue during the Developmental Period.

Operating Expenses.  Our total operating expenses for the Developmental Period were $483,080.  These operating expenses were primarily attributable to organizational costs related to our formation and issuing shares of our common stock to our officers, directors, and outside consultants.  These expenses have consisted primarily of legal, accounting, and outside consulting fees.

Loss From Operations.  We have incurred an operating loss of ($483,080) during the Developmental Period.  The operating loss was primarily attributable to organizational costs related to our formation and issuing shares of our common stock to our officers, directors, and outside consultants.  These expenses have consisted primarily of legal, accounting, and outside consulting fees.

Other income (expenses).  During the Developmental Period we recorded ($5) in other expenses, which was comprised entirely of imputed interest expenses related to a note payable to a related party.  The imputed interest was recorded in our financial statements under additional paid-in capital.

Net Loss.  We have incurred a net loss of ($483,080) during the Developmental Period.  The net loss was primarily attributable to organizational costs related to our formation and issuing shares of our common stock to our officers, directors, and outside consultants.  These expenses have consisted primarily of legal, accounting, and outside consulting fees.

Total Stockholders’ Deficit.  Our stockholders’ deficit was ($75) as of December 31, 2013.

Liquidity and Capital Resources

As of December 31, 2013, we had assets totaling $100, which was comprised entirely of cash, and had total liabilities of ($175), which consisted of a note payable to a related party ($100) and accounts payable of ($75).  Further, we had no external credit facilities (i.e. bank loans, revolving lines of credit, etc.), nor do we anticipate obtaining any external credit facilities in the immediate future.

We expect to incur continued losses over the next 12 months, possibly even longer.  We believe that we need at least $125,000 to meet our minimal working capital requirements over the next 12 months and properly implement our business plan.  Our intention is to obtain this money through this offering.

We have had limited operations to date which have been funded exclusively by our officers, directors, and current stockholders.  In order to expand and commence full-scale operations and meet our planned capital expenditures over the next 12 months we need to raise at least $125,000 from this offering.  We need the proceeds from this offering to (i) acquire additional computer hardware and developer software licenses, (ii) expand into larger offices with more advanced communications systems, and (iii) commence actively marketing our products and services.

Failure to generate sufficient financing from this offering will force us to maintain our current level of operations, which primarily consist of internal development work on our products and games by our management team using their own computer systems.  Provided our management team continues to allow us the use of their office space, computer equipment, and software licenses without charge, we can maintain our current level of operations indefinitely.

Without adequate financing, even in the event our management team is able to complete our internally developed products and games, there will not be sufficient funds to market the products and games, which would most likely prevent us from attracting enough users to make them a commercial success.  As an example, out of the $125,000 in projected capital expenditures over the next 12 months, $50,000 will go towards completing the development and marketing launch of Zookerd and Pummel.

Without limiting our available options, future equity financings will most likely be through the sale of additional shares of our common stock.  It is possible that we could also offer warrants, options and/or rights in conjunction with any future issuances of our common stock.  However, we can give no assurance that financing will be available to us, and if available to us, in amounts or on terms acceptable to us.  If we cannot secure adequate financing through this offering or through alternative sources, we may be forced to cease operations and you will lose your entire investment.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off –Balance Sheet Operations

As of December 31, 2013, we had no off-balance sheet activities or operations.

Critical Accounting Policies

Use of Estimates

The accompanying financial statements of Stream Flow have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Stream Flow considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of December 31, 2013, Stream Flow had no cash equivalents.

Investments

Stream Flow accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.  As of December 31, 2013, Stream Flow had no investments.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of Stream Flow’s financial instruments as of December 31, 2013 are as follows:

	Fair Value Measurement at December 31, 2013 Using:

Description	12/31/13	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$100	$100	$-	$-
	$100	$100	$-	$-

Liabilities
Accounts payable	$75	$75	$-	$-
Note payable to related party	100	100	-	-
	$175	$175	$-	$-

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  During the period June 27, 2013 (inception) to December 31, 2013 Stream Flow had no dilutive financial instruments issued or outstanding.

Revenue Recognition

Stream Flow follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, Stream Flow recognizes revenue when (1) the price is fixed and determinable, (2) persuasive evidence of an arrangement exists, (3) the service has been provided, and (4) collectability is reasonably assured.

Stream Flow generates revenue from two sources: (i) sales of value added features (e.g. purchase of extra lives, status symbols, or entry into competitions with tangible prizes) to its gaming applications and (ii) developing privately branded gamification applications for third party usage and licensing.  Revenue from sales of value added features is recognized at the time of the sale and revenues from developing services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable, and collectability is probable.

Income Taxes

Stream Flow accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

Stream Flow maintains a valuation allowance with respect to deferred tax assets.  Stream Flow establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration Stream Flow’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as Stream Flow generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Election to Use Extended Transitional Period Under Jumpstart Our Business Startups Act (“JOBS Act”)

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the  adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 has not had a material impact on Stream Flow’s financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 has not had a material impact on Stream Flow’s financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 has not had a material impact on Stream Flow’s financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs.  Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013.  The adoption of ASU 2013-01 has not had a material impact on Stream Flow’s financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications.  Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period.  Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.  The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements.  All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.  The new amendments will require an organization to:

•

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

•

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period.  This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual).  The amendments are effective for reporting periods beginning after December 15, 2012, for public companies.  Early adoption is permitted.  The adoption of ASU No. 2013-02 has not had a material impact on Stream Flow’s financial position or results of operations.

Stream Flow has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Overview of Our Business

We were incorporated on June 27, 2013 in the State of Colorado.  We are a development stage gaming and gamification training business focused on developing online gaming and media solutions catering specifically to customer loyalty and retention (“CL&R”) applications, including corporate training solutions.  Stream Flow utilizes proprietary technology  created by its founders over the past few years to develop applications that are specifically branded towards the client’s business and unique needs.  The proprietary aspects of the technology are  exclusive used by Stream Flow and  can be licensed to its clients on a per-use basis.  These applications can be used on mobile devices, social media networks, and web-based platforms.  Stream Flow is also developing its own gaming applications that will be marketed under its own brand.

Gaming and Gamification

Gamification is the application of game mechanics into non-game activities and processes aimed at prompting specific behaviors while simultaneously influencing and motivating diverse groups of people.  From a business perspective, gamification provides for the integration of game mechanics and dynamics into a website, online community, business application, content portal, marketing campaign, or even specific internal business processes.

Through the incorporation of gamification technologies into its business processes, a company can more deeply connect and motivate or capitalize its customers and/or employees to inspire them to participate, collaborate, and better interact in the target activity or community.  In particular, a compelling, dynamic, and sustained gamification experience can be relied upon to achieve any number of desired business goals such as:

•

Improving customer loyalty;

•

Enhancing worker productivity;

•

Driving new sales initiatives; and

•

Training employees in new business processes.

Gamification is essentially a set of rules and rewards that are used to “gamify” basic actions, processes, and control mechanisms to successfully prompt the user to a undertake certain action or activity.  Through gamification a company can make an ordinary (and often times tedious) activity or process into a compelling and engaging experience for the user, thereby prompting an emotional response that encourages the user to complete a certain action, whether it is becoming a repeat customer, voluntarily providing personal demographic data, or learning a new business process.  To achieve these results Stream Flow utilizes the following game mechanics and game dynamics.

Game Mechanics

Game mechanics are essentially the building blocks used to gamify a website, process or application.  They can be used either individually or together to create a positive user experience.  Some of the various game mechanics used by Stream Flow are:

•

Reward Points.  Reward points are something people love to earn, which makes them incredible behavioral motivators.  Reward points can be earned across various platforms and in all industries.  Depending on how the system is gamified, reward points can be used as status indicators, can be used to access locked content, or “spent” on various prizes or awards.  Earning reward points can significantly impact user behavior even though the reward points themselves have no monetary value.  Simply put, people want to be rewarded and feel like they’ve gained something for nothing.

•

Levels and Badges.  Levels or badges are typically used in conjunction with reward points and can signify “elite” status or other such milestones indicating an achieved goal by the user which is perceived and envied by others.

Higher levels, such as those in frequent flyer programs, can suggest a higher level of respect and service and can be born as evidence of an accomplishment that others have not mastered or achieved, much like a scout’s merit badge.  Levels are often demarked by preset reward thresholds, so that users can automatically go up a level based on participation, commonly referred to as “leveling up”.

•

Challenges.  Challenges provide users with a predefined mission to accomplish and, once accomplished, are rewarded for doing so.  A well designed challenge provides the user with a clear goal and by achieving that goal they feel justly rewarded.  In general the challenges are based on the user successfully completing the challenge by acquiring enough reward points to meet certain levels.  Each milestone level achieved results in some form of reward to the user.

•

Virtual Goods.  In a gaming economy, users need to be able to use their reward points thereby creating an incentive to earn even more reward points.  To this effect, users can “spend” their reward points on virtual goods reflecting their own individual personalities in the online virtual community such as clothing, automobiles, weapons, etc.  Outside of a virtual online community, reward points can also be spent on tangible merchandise such as free travel, free meals, gift certificates, etc. at very little cost to the sponsoring business.

•

Leader Boards.  The most successful gaming environments usually have a high score list.  Through this high score list other users are often inspired to do more to earn more reward points and higher levels.  Plus, it is a public forum that allows users to compare themselves against their unknown competitors.  In short, leader boards can be used to track and publicly display desired actions while creating competition to drive the users to complete additional desired actions.

•

Competitions.  Competitions can encourage your users to a challenge, either singularly or against other users, to achieve a desired action.  A competition could be as simple as “buy five coffees from five separate stores within a week and get your next free coffee” or “the winner of the September frequent flyer competition gets a free round-trip to Hawaii”.  The desire to win can drive the user into the desired action.

Game Dynamics

From a psychological perspective, people in general have fundamental desires for reward, achievement, self-expression, competition, and altruism.  Successful game designers have addressed these human desires within gaming environments for years.  Gamification takes these game dynamics one step further by including them within a business website, application, service, or process in order to drive the user’s behavior by satisfying one or more of the following desires:

•

Reward.  In general people are motivated by rewards, whether the reward has monetary value or not.  Hence, a reward earned after a certain action or behavior has the intent to cause the user to repeat that same action or behavior again.  Through gamification, user actions or behaviors – even the most tedious and undesirable – can be targeted and achieved through various game mechanisms.  As a result of the reward and promise of future rewards, the user is more likely to perform the same desired action or behavior again and again, regardless of how tedious or undesirable it may be to perform.

•

Instant Gratification.  Immediate feedback and response to user actions can encourage the user to continue or adjust their activities to pursue a higher level or more reward points, thereby driving the user to continue performing the desired action or behavior.

•

Status.  Most people have a strong desire for status, recognition, fame, prestige, attention, and the respect of others – and are often times jealous of those who have achieved it.  All of the underlying elements of game mechanics cater to these desires, particularly through levels and achieving “elite” type status.

•

Achievement.  Many people are motivated by a need to achieve and, ultimately, win.  Users can be motivated through challenges and goals that require them to accomplish something through prolonged and repeated efforts.  Upon reaching their goal, the user is rewarded by being granted the status and public recognition of their achievements.

•

Onboarding.  When faced with something new and potentially daunting many people will either quit or lose interest quickly.  Onboarding provides an engaging and compelling method to learn or tackle a new task.  Gamification teaches the user by doing; the larger goal or task is broken into its smaller goals or tasks, which are more easily mastered by the user, thereby keeping them encouraged to continue pursuing the desired action or behavior.

•

Self-Expression.  People naturally seek out opportunities to express their individuality and uniqueness, whether it is showing off their sense of style, identity, personality or group affiliation.  The use of virtual goods can enable a user to fulfill this desire, whether the virtual goods are obtained through reward points, received as gifts, or purchased directly; the user’s virtual avatar can act as a focal point for expression.

•

Competition.  At heart most people are competitors and can be motivated through competition.  Higher levels of individual performance can often be achieved in a competitive environment where the winner is rewarded.  People can gain satisfaction by comparing their individual performance against that of others.  While all aspects of game mechanics provide varying degrees of competition, the use of a leader board fuels elevated levels of competition.  Most gaming environments provide a “top ten” list and publicly display new levels achieved, rewards earned, and challenges met; users in general can be motivated to greater extents to undertake the desired action or behavior.

•

Altruism.  Giving gifts is a strong motivator and retention device in a community where people seek to foster and maintain relationships.  Because all gifts are not created equal, motivated gift givers will seek out more valuable forms of expression, either through money or time spent earning or creating the gift.  Through gamification, receiving a gift from someone pulls you further into the game and incentivizes you to send gifts to your friends, thereby creating a never ending loop of bigger and bigger gift giving.  This element of altruism can act as a powerful retention device.

Gamification for Business

Engagement builds lasting relationships, propels business objectives, and drives overall business success.  When people participate and engage they learn about the underlying business, its products, its services, and get to know the brand.  From there they are apt to introduce the business and its products to friends, family and other associates.  Through engagement they become customers and, more importantly, repeat customers.  Regardless of the industry, repeat customers are the backbone to any business.  Gamification can drive participation and engagement of any kind.  The following examples are just a few:

•

Watching videos;

•

Listening to audio;

•

Viewing photographs;

•

Opting in to e-mail communications;

•

Creating website content;

•

Answering demographic questions;

•

Purchase a product or service;

•

Taking voluntary quizzes;

•

Providing and searching for information;

•

Sharing personal information;

•

Rating products or services;

•

Reading articles and content;

•

Voting on content provided by other users;

•

Participating in ongoing discussions and dialogues;

•

Learning a new skill;

•

Visiting affiliated websites; and

•

Participating in voting polls.

Driving Game Participation

Gamification is all about statistics and their application.  By capturing statistics, sharing standings, and rewarding desired accomplishments, gamification can be used to drive continuous and extended participation in the desired action or behavior.  Even though users may lose their initial excitement to the game (or activity), each subsequent foray becomes an entry into a larger gaming world that creates a new level of desire to make return visits with the purpose of achieving new goals and higher levels.

For example, if the same two people play same game against each other every day for a week – any game – it will quickly grow boring.  However, if they were to capture and display the statistics of the game play such as how many times each person won, how many dollars or points each had won on winning hands/games, which hands/events were the most profitable, and so forth then the overall experience would be enhanced significantly and the next round would become more interesting.  Thus, through the collection and use of statistics it is possible to create an entirely new level of experience and prompt users to continue pursuing the desired action and behavior.

The Potential for Gamification

Because at its core gamification is a method for influencing and motivating the behavior of the user, whether the user is a customer, employee, student, patient, or so on, it can be successfully utilized and implemented by any business in any industry.  Wherever people are involved, particularly people that need to be motivated to perform a certain action or behavior, gamification can be used to motivate or incentivize the desired actions or behaviors.  Such real world practical applications include, among others:

•

Sales personnel and channel partners can be incentivized to grow revenues and focus on higher margin product mixes via competition and other challenges;

•

Customers can be challenged to purchase an higher value fare, stay a night longer than needed, or buy a more expensive product to the reward points necessary to reach the next level;

•

Employees can be motivated to pursue additional training initiatives that result in enhanced knowledge that makes them more valuable to the business;

•

Patients and health insurance customers can be incentivized to adopt and maintain healthier lifestyle choices that can lead to extended lives and reduced healthcare costs; and

•

Call centers and customer support organizations can be motivated to deliver superior customer service and customer experiences through improved wait times, customer feedback mechanisms, and other critical statistical metrics.

The Three Tier Approach

Stream Flow is a gaming and gamification company taking a three tiered approach to our industry.  We believe in making our products fun, educational and, ultimately, a little addictive with the end result making the user want to come back again and again to pursue the desired action or behavior.  The three tiers to Stream Flow’s business model are:

•

Private Label Games;

•

CL&R Games; and

•

Gamification Training.

Private Label Games.  These are games Stream Flow will provide directly to the user, whether through download from various App stores (e.g. iTunes, Google Play, etc.), Facebook, or PC download.  The result is more ways to play.  For the user more ways to play translates into more chances to achieve the desired goal or win.  Since these games will be free to download, anyone can play them at any time.

Customer Loyalty and Retention (“CL&R”) Games.  CL&R games are privately branded and licensed products we will develop for third-party businesses.  These games will also be free to users and available on a variety of platforms, depending on the client’s needs and budget.  Each will be branded specifically for the client which will pay Stream Flow either an ongoing royalty or a one-time license and development fee.  For example, if the client operated coffee shops they might request us to build a game where users would have to guess the ingredients in their drinks.  For each correct answer the user would receive points.  The more points the user received, the higher up the leader board they rank.  At the end of the week, the highest scoring player might get a free cup of coffee or a free gift card.

Gamification Training.  Gamification training utilizes the encouragement and reward aspects of game mechanics and game dynamics to promote employees to achieve certain desired goals.  For example, if the coffee shop in the example above wanted to teach the barista the recipes to make drinks Stream Flow could gamify that task.  The barista could “play” her way to learning the ingredients in the drinks, thereby turning a tedious and difficult task into something fun and rewarding.  As an employee, the barista has more confidence in her job because she’s already proven to herself that she knows what goes in the various drinks and the business wins because it significantly reduces, if not eliminates, the cost of having a manager or trainer spending days training the barista on how to make the different drinks.  In the end it is a win-win situation for everyone involved with improved employee moral and retention, enhanced overall productivity and reduced waste, and higher margins for the underlying business.

How Stream Flow Brings Gamification and Technology Together

Stream Flow was founded after a significant amount of research was completed pertaining to the formation and proposed execution of its business model.  It is the opinion of Stream Flow’s management that Stream Flow’s approach in combining mobile smart phone game mechanics with customer loyalty and retention campaigns is unique and marketable to any company that strives to capture and retain the attention of their current and future customers.

Mobile gaming applications being developed for smart phone users are an everyday way of life for a significant number of people, of all age groups, worldwide.  Having an inherently addictive component built into each of the popular games, such as Temple Run and Bejewelled, makes these applications even more attractive.

Stream Flow’s business model of combining mobile game development with a prospective customer brand, allows us to maximize the value of the recurring customer interaction strategy built into our business plan.  We envision users of our applications logging into the games through their smart phones and playing the games in exchange for earning points based on their performance.  Throughout their entire game play session, the user would be presented with branded merchandise or services which our customer wants to promote.

In essence, the purpose to the game would be to attract customers to play the game, to earn and collect points, which can then be redeemed for in store prizes and giveaways specific to that brand.  By combining the repetitive nature of gaming with customer loyalty, it is our belief that the relationship between our customer and their clients can be maximized significantly over a much longer period of time.

Research has shown that the more familiar a customer is with a brand, the more loyal they become to it.  Stream Flow’s business plan promotes this strategy, and will integrate these mechanics into all its third party development engagements and in-house applications.

Products and Services

Stream Flow develops gaming products across multiple platforms, including:

•

Mobile (Apple’s iOS and Google’s Android);

•

Social Media (Facebook and Google+); and

•

PC (downloadable and browser based).

The following is a list of products and services that Stream Flow is currently marketing to prospective customers.  Each product and service ties into Stream Flow’s objective of maximizing the value of a brand by implementing gamified applications to promote customer loyalty and retention.

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Product	Description

StreamPlay is an online casual gaming web portal developed and operated by Stream Flow.  It is currently in beta testing.  Users are able to log in, register for a free account, and play up to five different games during a 24 hour period.  Presently all of the games available through StreamPlay can be played using any web browser.  Future versions of StreamPlay will include being able to play each of the games on a mobile smart phone.  In addition to playing the games, users can invite their friends to join through social media accounts to compete for points.  Users can play each of the games and collect points each time they win.  At the end of the week, StreamPlay announces the top point earner, and posts the results on a leaderboard.  Future versions of StreamPlay will include real-time leaderboards and allow users to upgrade to a premium account that will cost a nominal monthly membership fee, but will allow users to compete for prizes and giveaways, based on their game play performance.  Sources of revenue from StreamPlay will be derived from in-game advertising and sponsorship based promotions, as well as premium monthly membership fees once that feature is implemented.  StreamPlay is currently being marketed online through zero-cost venues, such as social media invitations on Facebook and Twitter.

StreamPlay can be found online at:

http://games.streamflowmedia.com/

Service	Description

An engaging and compelling way to learn.  StreamFlow Engage trains users to learn as they play.  Users learn by doing; simple missions help new users become engaged immediately as they master basic tasks, rather than being stumped by an unfamiliar interface or a detailed manual.  In the retail environment, this promotes brand recognition and further engagement by the end-user.

StreamFlow Social raises the stakes for accomplishing a goal by showing users how they compare to others, as individuals or in teams.  StreamFlow Social encourages competition with time-based, team and individualized leaderboards, and helps users by encouraging them to ask, “Where do I rank?” or “How can I overtake my closest competitor?”

StreamFlow Connect allows users in a group to accomplish larger tasks, to drive competition and to encourage knowledge sharing.  StreamFlow Connect shows team members how they are contributing to the group’s success and builds upon the psychological theory that no one wants to let down their team members and/or friends, even if they are only “virtual friends or teammates.”

Short- or long-term missions or challenges give users a purpose for interaction while educating them about what is valued and possible within the experience.  StreamFlow Boost reinforces brand awareness and encourages returning customers to share their experiences with potential future customers.

Evidence of accomplishments or mastery of a skill is especially meaningful within a community that understands its value and underlying meaning.  StreamFlow Energize is used to identify skills and expertise within a group while providing the end-user a sense of accomplishment and pride.

In-House Games Under Development

The following is a list of games that Stream Flow is currently developing as “in-house” games.  The following two titles are owned exclusively by Stream Flow and will be marketed independently of our other products and services listed above.  Both game titles are currently under development and slated for release later in the Summer of 2014.   Stream Flow estimates it needs approximately $50,000 to complete the development and launch a marketing campaign for both of these games.

In-House Games (In Development)	Description

Zookerd is being developed as a first-person “racer” simulation that allows users to collect tokens as their character weaves through obstacles that intensify in speed and difficulty.  Users will have the ability to upgrade their characters’ abilities by purchasing life lines, boosts in energy or tools to assist them in their game-play.  Zookerd will be free to download and play, but upgrades will cost users a small fee.  Zookerd will be available for download through Apple’s AppStore and Google Play for Android based mobile devices.

Pummel is being developed as a “falling block” simulation allowing users to match identical colored objects as they fall into the users’ game screen.  Randomly generated objects will increase and decrease in rate of speed and position as the user attempts to place them in strategic position.  The more objects placed in the right order, the more points a user collects.  The objective of Pummel will be to accumulate the most points, and therefore rank highest on the leaderboard.  Competitive community game-play is the key objective to Pummel.  Future add-ons will include the ability to compete in a “premium” prize-based leaderboards in which payment will be required.  Pummel will be free to download until a significant user base has been retained.  The “premium” leaderboard functionality will be introduced at that time, and is how the game itself will generate revenue for Stream Flow.  Pummel will be available for download through Apple’s AppStore and Google Play for Android based mobile devices.

Competition

We face formidable competition in every aspect of our business.  The success or failure of our business will depend largely upon the ability of our management to create fun and exciting new products while attracting a sufficient number of new clients which will allow us to generate sufficient revenues to become profitable.

We will be competing against better established competitors with substantially greater financial resources and a longer history of operations.  Our competitors’ resources and market presence may provide them with advantages in marketing, purchasing and negotiating leverage.  Some of our competitors include:

•

Blizzard Entertainment, Inc., a division of Activision Blizzard, Inc. (NASDAQ: ATVI);

•

Electronic Arts, Inc. (NASDAQ: EA);

•

Bunchball, Inc. (www.bunchball.com);

•

Mindspace, Inc. (www.mindspace.net); and

•

Badgeville, Inc. (www.badgeville.com).

In addition to the competitors listed above, we will be competing with other competitors presently not known to us or, possibly, not even formed yet.

How Stream Flow is Different From Its Competitors

Most game development companies that exist in the marketplace today focus their efforts on developing applications that they market exclusively under their own label.  The capital they spend on developing an application and marketing it, in some instances, runs into the multi-million dollar arena.

Our business model differs from this completely.  Our approach to development is geared more towards white-label development services, in which we develop mobile games for smart phones on behalf of customers who have no ability to complete this task in-house.  In addition, our business model is structured to combine customer loyalty, retention and engagement with mobile gaming.

To our best knowledge, no other company has combined these two areas into one package.  It is our belief that Stream Flow’s approach to developing mobile gaming applications that promote recurring customer interaction with a targeted brand is an innovative approach which companies would use to maximize the value of their existing marketing campaigns.

As this area of our business matures, and revenues have been maximized to allow us to build more of our own in-house gaming applications, our business model will still differ from those of existing competitors.  Instead of focusing on one-off application development that depends on users purchasing the game in order to play it, Stream Flow’s business model will revolve around allowing users to download and play the game for free.  The game will allow for premium memberships to be purchased that will allow those users to access the premium leaderboards in which prizes and giveaways will be awarded to top point earners.

By implementing this approach, we believe that a significant number of users can be attracted to play the game, and can be transitioned into paying monthly membership customers over a shorter period of time.  With the advent of social media becoming so relevant in today’s society, people of all age groups connect and interact through these venues.  We anticipate our users will invite their friends and family to join them in playing the games that we develop.

Given the competitive nature of the games we intend to develop, and the potential for rewards to be earned through performance based game play, we anticipate a large number of users to join as members.

We believe that our industry is growing fast enough that we will be able to compete successfully against our competitors with our existing products and services.  However, it is important to note that the technology marketplace in general is always evolving and expanding with new competitors continuously innovating better technologies that could eventually outperform our then offered products and services or, worse, possibly render them obsolete.

Plan of Operation

We were incorporated on June 27, 2013 in the State of Colorado.  We are a development stage gaming and gamification training business focused on developing online gaming and media solutions catering specifically to customer loyalty and retention (“CL&R”) applications, including corporate training solutions.  Stream Flow utilizes proprietary technology  created by its founders over the past few years to develop applications that are specifically branded towards the client’s business and unique needs.  The proprietary aspects of the technology are  exclusive used by Stream Flow and  can be licensed to its clients on a per-use basis.  These applications can be used on mobile devices, social media networks, and web-based platforms.  Stream Flow is also developing its own gaming applications that will be marketed under its own brand.

It is important to note that we are a development stage business.  As of the date of this prospectus, we had nominal assets and early stage business activities.  Our business plan, which is outlined in this prospectus, is something we are in the process of pursuing.  No assurances can be given that we will ever be able to fully implement this business plan or, if fully implemented, it will be successful.

The projected costs and other related expenses are estimates made by our management and our actual costs related to opening our proposed restaurant may differ significantly.

In addition to the foregoing, and unless otherwise noted, all of the cost estimates and forecasts throughout this prospectus and business plan are mere estimates made by our management.  Our actual costs related to developing and operating our business may differ significantly from our estimates contained in our business plan, which could have a negative impact on our overall business, cause our business to fail, and result in you losing all of your investment.

Proprietary Technology

Stream Flow’s management team has privately developed certain proprietary technologies over the course of several years starting in 2006.  These technologies make it possible for Stream Flow to shorten the development cycle of its products and reduce the cost of deployment of products over multiple platforms (ie. iOS, Android, PC based, etc.).  These technologies was developed at management’s personal expense and are not included on the balance sheet or statement of operations in

Stream Flow’s financial statements since Stream Flow did not incur the development cost of this technology.  However, Stream Flow’s management is fully allowing Stream Flow exclusive use of this technology without any cost.  These technologies can then be licensed to Stream Flow’s clients on a per-use basis.

Proposed 12-Month Milestones

The following milestones are based on estimates made by our management team.  The working capital requirements and the projected milestones are approximations and are subject to adjustments.  Our initial baseline budget is based on receiving financing of at least $125,000 executing on the following milestones.  Presently we do not have any source of financing available to us and are continuing to explore various methods and sources of financing.  Upon securing sufficient financing we plan to complete the following proposed milestones:

Months 0-4 ($50,000)

•

Secure office space sufficient for up to four full-time employees;

•

Install fiber-optic and VoIP (Voice Over IP);

•

Hardware purchase and installation;

•

Acquire Unity 3D software license; and

•

Acquire 3D Studio Max software license.

Months 4-8 ($40,000)

•

First game title complete;

•

Begin publishing to App Store and Google Play;

•

Commence online marketing campaign to promote first game title;

•

Beta test second game title; and

•

Hire an additional Unity developer.

Months 8-12 ($35,000)

•

Complete development of second game title, and hire an additional Unity programmer;

•

Publish new game title to App Store and Google Play; and

•

Commence marketing campaign of new game title.

Breakdown of Proposed Milestone Capital Expenditures

Description	Amount ($)

Office Lease	$15,000
Communications (Internet, phone, etc.)	12,000
Computer Hardware	20,000
Software Licenses	15,000
Product Development	50,000
Sales and Marketing	13,000
$125,000

Note: The amounts allocated to each of the milestones above are subject to change without notice.  Our planned milestones are based on our management’s estimated amount of time to complete each milestone once we have secured adequate financing to begin working towards achieving these milestones.  Any estimated amounts not expended completely in each of the milestones above will be held in reserve as working capital and subject to reallocation as required for ongoing operations.

Long-Term Plan (5 Years)

Building upon the projected milestones above, our longer term vision is built around a disciplined growth strategy to achieve the following long-term projected budgets and goals:

Year 2 ($500,000)

•

Secure larger office space;

•

Hire additional Unity developers and graphic designers;

•

Develop third game title;

•

Publish new game title to App Store and Google Play; and

•

Commence marketing campaign to generate awareness of the new game.

Description (Year 2 Capital Expenditures)	Amount ($)

Office Lease	$45,000
Communications (Internet, phone, etc.)	20,000
Engineering Staff	150,000
Graphic Design and Animation Staff	125,000
Computer Hardware	40,000
Software Licenses	20,000
Sales and Marketing	100,000
$500,000

Year 3 ($1,500,000)

•

Secure Xbox and PlayStation publishing rights;

•

Hire additional developers to begin the development of fourth game title;

•

Upgrade our Unity license to include cross-platform publishing for Xbox and PlayStation;

•

Complete development of fourth game title; and

•

Initiate a marketing campaign to include television sponsorship advertisements on mainstream networks to promote the game.

Description (Year 3 Capital Expenditures)	Amount ($)

Office Lease	$45,000
Communications (Internet, phone, etc.)	45,000
Engineering Staff	500,000
Graphic Design and Animation Staff	375,000
Computer Hardware	120,000
Software Licenses	65,000
Sales and Marketing	350,000
$1,500,000

Year 4 ($1,500,000)

•

Hire additional developers;

•

Develop a fifth game title;

•

Purchase additional licenses and game development assets from Unity; and

•

Complete development of fifth game title and initiate a marketing campaign to include television sponsorship advertisements on mainstream networks to promote the game.

Description (Year 4 Capital Expenditures)	Amount ($)

Office Lease	$45,000
Communications (Internet, phone, etc.)	45,000
Engineering Staff	500,000
Graphic Design and Animation Staff	375,000
Computer Hardware	120,000
Software Licenses	65,000
Sales and Marketing	350,000
$1,500,000

Year 5 ($1,500,000)

•

Hire additional developers;

•

Develop a sixth game title;

•

Commence a marketing campaign to include television sponsorship advertisements on mainstream networks to promote the game;

•

Launch of the Stream Flow Developer Network (SFDN), an alliance between the company and third party game developers from around the world, which would act as a platform to allow indie game developers to publish games they have created on our network and to earn a percentage of the sales their games generate.

Description (Year 5 Capital Expenditures)	Amount ($)

Office Lease	$45,000
Communications (Internet, phone, etc.)	45,000
Engineering Staff	500,000
Graphic Design and Animation Staff	375,000
Computer Hardware	120,000
Software Licenses	65,000
Sales and Marketing	350,000
$1,500,000

Sales and Marketing

Sales of Stream Flow products and services will be facilitated through direct marketing methods to corporate clients and general marketing methods for Stream Flow branded products and services.

Direct Marketing

We intend to use a direct marketing model to attract corporate clients.  Initially we anticipate that our first corporate clients will be secured through our current management by utilizing their existing network of clients, friends and business associates.  We began marketing to these contacts during the last quarter of the fiscal year ended December 31, 2013.

New sales leads will be generated from cold-calling, telemarketing to specific market segments, trade shows, and personal introductions and referrals.  Initial contact with a new sales lead will include an introduction to the management team, an overview of Stream Flow’s background and capabilities, and detailed discussions of products and services we offer, including a demonstration of the existing (mock and/or live) demonstration model as well as a customized sales presentation geared towards the prospect’s market segment and corporate needs.

Follow-up and qualification will take place once a determination of the prospect’s need(s) have been established (e.g. CL&R or employee training).  At which time a member of the sales team will have a follow up meeting with the prospect again to show them a mock-up demonstration and negotiate pricing, which is anticipated to range from $10,000 to $100,000 or more, depending on the complexity of the final product and service being offered.

General Marketing

We intend to use a more general approach to marketing for our own internally developed games and products.  This will include making the games available on a variety of application distribution channels, including Apple’s iTunes and Google Play.  Stream Flow will also utilize social network and media websites (e.g. Facebook, Google+, etc.), pay-per-click advertising and traditional marketing avenues (e.g. print, radio, and, possibly, television), for its own internally developed games and products.

Financing

We are attempting to raise sufficient funds from this offering to achieve our stated business objectives and meet our projected expenditures over the next 12 months.   Because this is a “best efforts” offering we can provide no assurances that we will raise sufficient funds from this offering to meet our projected capital expenditures over the next 12 months.  If we cannot raise adequate funds from this offering , we plan to seek other sources of equity financing on favorable terms to satisfy our long-term growth and expansion plans.  However, there are no assurances that any such financing can be obtained or, if obtained, on terms favorable to us.  If we are unable to generate profits or unable to obtain additional funds to meet our working capital needs, we may need to cease or curtail our business operations.  Further, there is no assurance that the net proceeds from any successful financing arrangement will be sufficient to cover our projected expenditures over the next 12 months.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law.  The JOBS Act provides, among other things:

•

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i)

the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)

the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)

the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)

the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)

audited financial statements required for only two fiscal years;

(ii)

selected financial data required for only the fiscal years that were audited; and

(iii)

executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. Stream Flow is a smaller reporting company.  Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation.  The JOBS Act also provides an exemption from the requirement of the company's independent registered public accounting firm to file a report on the company's internal control over financial reporting, although management of the company is still required to file its report on the adequacy of the company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act.  The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement.  The JOBS Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision.  In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Securities Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show.  This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period.  Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable.  Stream Flow has elected not to opt out of the transition period pursuant to Section 107(b).

Government Regulation

Stream Flow will be subject to domestic and international laws and regulations that relate directly or indirectly to its operations, in particular those relating to information security, data protection and privacy, among other things.  We are also subject to a variety of legal and regulatory restrictions on how and to whom we market to, for instance marketing to children, which may limit our ability to generate advertising revenue and extend our brand image.  Many of these laws and regulations are still evolving and could be interpreted in ways that could harm our business.  In the area of information security and data protection, the laws in several states require companies to implement specific information security controls to protect certain types of personally identifiable information.  Likewise, all but a few states have laws in place requiring companies to notify users if there is a security breach that compromises certain categories of their personally identifiable information.  Any failure on our part to comply with these laws may subject us to significant liabilities.

In addition, Stream Flow is also subject to common business, tax rules and securities regulations pertaining to the operation of its business.  Stream Flow believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of Stream Flow to ensure that Stream Flow remains in compliance with applicable regulations as they apply to the Stream Flow’s products and services as well as ensuring that Stream Flow does not infringe on any proprietary rights of others with respect to its products and services.  Stream Flow will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on June 27, 2013.

Patents and Trademarks

We do not have any patents or trademarks, nor have we applied for any patents or trademarks.

Property and Equipment

Our principal executive offices are located at 16019 Raptor Court, Charlotte, NC  28278.  This office space is being provided to us by our President and Chief Executive Officer, Gregory Galanis, free of charge.

We do not hold ownership or leasehold interest in any property or equipment.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position

Gregory Galanis	32	President, Chief Executive Officer, Treasurer, Secretary, and Sole Director
Michael D. Etheredge	30	Vice President and Creative Director

Our Board of Directors is comprised of only one class of director.  Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.  Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may, directly or indirectly, participate in or influence the management of our business affairs.  The following is a brief account of the business experience of each of our directors and executive officers.  There is no family relationship between any director or executive officer.

Gregory Galanis, is our founder and has served as our President, Chief Executive Officer, Treasurer, Secretary and as a Director since our inception on June 27, 2013.  Mr. Galanis is an entrepreneur that brings to us over 13 years of sales, management and development experience with development stage businesses.  Prior to founding Stream Flow, Mr. Galanis founded Sweet Spot Games, Inc. in June 2007, a developer of online skill-based games.  Mr. Galanis left Sweet Spot Games in March 2011 to pursue other independent business consulting opportunities,  which included assisting Derma Dog, Pass The Notes, Kiron Interactive, and most recently ClearPay Systems, Inc. with developing their websites and online marketing campaigns to build their online presence and market their services through pay-per-click campaigns and affiliate marketing networks.  Although Mr. Galanis is presently not performing any consulting work to client businesses, he continues to offer and make himself available to perform these types of consulting services to prospective businesses concurrently with his duties at Stream Flow.

Prior to founding Sweet Spot Games, Mr. Galanis founded ExchangePulse in February 2004, a Canadian based company focused on developing the first “thin-client”, zero-footprint, web-based securities trading interface.  ExchangePulse worked with Standard & Poor’s, Comstock, Reuters and TD Canada Trust to develop a seamless, real-time, data compression technology that dynamically “pushed” dynamic data feeds into an open platform Application Programming Interface (“API”), which is known today as Ajax.  This technology has since been used as an in-house platform for several private equity trading firms and financial institutions.

Mr. Galanis is not currently an officer or director of any other reporting company.  Mr. Galanis is presently devoting approximately  80%, or about 35 hours a week, of his business time to our affairs.

Michael D. Etheredge, has served as our Vice President and Creative Director since August 2013.  Mr. Etheredge brings to Stream Flow a diverse background in graphic design, online marketing and application design and integration.

Prior to joining Stream Flow, Mr. Etheredge joined Toner Express, USA in February 2012 as an Online Sales Marketing Coordinator.  At Toner Express he coordinated various integrated communication and marketing activities, developed standardized presentations and created sales scripts and proposals that resulted in a 47% increase in online revenue growth during his tenure.

In April 2009, before joining Toner Express, Mr. Etheredge worked as a Graphic Designer and Web Developer at Artisan Blue in Washington, D.C.  In June 2005, prior to joining Artisan Blue, Mr. Etheredge worked as a Graphic Designer at New Way Media located in Charlotte, North Carolina where he worked on major projects, including the Kellogg Conference Hotel, US National Whitewater Center Olympic Trials and the Web Accelerator Marketing.

Mr. Etheredge graduated with an Associate Degree of Applied Science in Graphic Design from The Art Institute of Charlotte, North Carolina in June 2005 and subsequently received his Bachelor of Arts Degree in Graphic Design from the same institution in April 2009.

Mr. Etheredge is not currently an officer or director of any other reporting company.  Mr. Etheredge presently devotes approximately  80%, or about 35 hours a week, of his business time to our affairs.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of our Board of Directors.  As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert.  We believe that the cost of retaining such a financial expert at this time is prohibitive.  Further, because we are a development stage business, we believe the services of an audit committee financial expert are not necessary at this time.

Involvement in Legal Proceedings

None of our officers or directors – past or present – have appeared as a party during the past ten (10) years in any legal proceedings that may bear on their ability or integrity to serve as an officer or director of Stream Flow.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.  Thus, there is a potential conflict of interest in that our sole director has the authority to determine issues concerning management compensation, including his own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our officers or sole director.

Board of Director’s Role in Risk Oversight

The Board of Directors assesses on an ongoing basis the risks faced by Stream Flow.  These risks include financial, technological, competitive and operational risks.  The Board of Directors dedicates time at each of its meetings to review and consider the relevant risks faced at that time.  In addition, since Stream Flow does not have an Audit Committee, the Board of Directors is also responsible for the assessment and oversight of Stream Flow’s financial risk exposures.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on June 27, 2013 through December 31, 2013.  Our fiscal year end is December 31.  No cash compensation has been paid to our officers from inception on June 27, 2013 through December 31, 2013.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2014.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value & Nonqual-ified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Totals ($)

Gregory Galanis, President,CEO, Treasurer, Secretary and Sole Director (1)	2013	0	0	0	0	0	0	0	0
Michael Etheredge, Vice President and Creative Director (2)	2013	0	0	3,000	0	0	0	0	3,000

(1)

Gregory Galanis received 60,000,000 shares of our common stock on June 27, 2013.  These shares were issued as Founder’s Shares, which are recorded with a net valuation of $-0-.  As of April 21 , 2014, Mr. Galanis has received no other compensation.

(2)

Michaeal Etheredge received 250,000 shares of our common stock on August 9, 2013.  These shares were valued at an aggregate of $2,500, or $0.01 a share.  As of April 21 , 2014, Mr. Etheredge has received no other compensation.

The following table sets forth information with respect to compensation paid by us to our directors from inception on
June 27, 2013 through December 31, 2013.  Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

Gregory Galanis	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.  There are no stock option, retirement, pension or profit sharing plans for the benefit of our officers and directors.

Employment Agreements

We have not entered into any employment agreements with any of our officers or directors.  As of the date of this prospectus we had no employees other than those listed above.  All future employment arrangements are subject to the discretion of our Board of Directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Officer Compensation

Gregory Galanis received 60,000,000 shares of our common stock as compensation for his services.  These shares were issued on June 27, 2013 and were issued as Founder’s Shares, which are recorded with a net valuation of $-0-.

Michael Etheredge received 250,000 shares of our common stock as compensation for his services.  These shares were issued on August 9, 2013 and were recorded with an aggregate valuation of $3,000, or $0.012 a share.

We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2014.

Director Compensation

We have no plans to begin paying our directors any cash compensation until our business becomes operationally profitable.  We may, however, reimburse our directors for any out-of-pocket travel and lodging expenses associated with their attendance of Board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of April 21 , 2014 by (i) each named executive officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

As of April 21 , 2014, we had 100,250,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)

Officers and Directors
Gregory Galanis, President, CEO, Treasurer, Secretary, and Sole Director (1)	60,000,000	59.9%	-0-	0%
Michael Etheredge, Vice President and Creative Director (2)	250,000	0.2%	-0-	0%
All officers and directors as a group (2 persons)	60,250,000	60.1%	-0-	0%

Five Percent Stockholders
Blue Water Global Group, Inc. (3)	20,000,000	20.0%	-0-	0%

(1)

On June 27, 2013, we issued 60,000,000 restricted shares of our common stock to our President and Chief Executive Officer, Gregory Galanis, as Founder’s Stock, which was recorded with a net valuation of $-0-.

(2)

On August 9, 2013, we issued 250,000 restricted shares of our common stock to Michael Etheredge as inducement for him accepting the executive officer positions of Vice President and Creative Director.  We valued these shares at $3,000, or $0.012 a share.

(3)

On December 2, 2013, we issued 20,000,000 shares of common stock to Blue Water Global Group, Inc. in consideration of its services in lieu of cash.  We valued these services at $240,000, or $0.012 a share.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation, as amended, authorizes us to issue up to 500,000,000 shares of common stock, $0.001 par value.  Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.  Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders.  However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

As of the date of this prospectus we had 100,250,000 shares of common stock issued and outstanding held by four shareholders.  There presently is no public trading market for our shares of common stock.  Further, we have not taken any steps to have our shares of common stock quoted on the OTC Bulletin Board (“OTCBB”) or other public trading market.  We can offer no assurances that our shares of common stock will ever be quoted on the OTCBB or any other public trading market.

Preferred Stock

Our Articles of Incorporation, as amended, authorizes us to issue up to 1,000,000 shares of preferred stock, $0.001 par value.  Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.  We believe that the Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future.  The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders.  The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

As of the date of this prospectus we had no shares of preferred stock issued or outstanding.  Further, we have no present plans to issue any shares of preferred stock.

Holders of Record

As of April 21 , 2014, we had 100,250,000 shares of our common stock issued and outstand held by approximately seven stockholders of record.  We had no shares of preferred stock issued and outstanding.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our stock or any rights convertible or exchangeable into shares of our stock.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock.  While we intend to apply to have our shares of common stock quoted on the OTC Bulletin Board (“OTCBB”), it is important to note that as of the date of this prospectus we have not taken any steps to have our common stock quoted on the OTCBB.  We can offer no assurances that our common stock will ever be quoted on the OTCBB.  If the event we do get approved for quotation on the OTCBB, future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock as well as our ability to raise equity capital in the future.

After consummation of this offering, we will have 125,250,000 shares of common stock issued and outstanding, assuming all shares being offered through this prospectus are sold.  All of the 25,000,000 shares sold in this offering by Stream Flow and the 125,000 shares sold by the Selling Stockholders will be freely tradable unless purchased by an affiliate of ours.  The remaining 100,125,000 shares of our common stock issued and outstanding after this offering will be restricted until they are registered or an exemption to registration may relied upon.

In general, pursuant to Rule 144 under the Securities Act as in effect on the date of this prospectus, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at any time during the three months preceding a sale, and who has held their shares for at least six months, as measured by SEC rules, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available.  In addition, under Rule 144, any person who is not an affiliate of ours at any time during the three months preceding a sale, and who has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon consummation of this offering without regard to whether current public information about us is available.

Beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

•

1.0% of the number of shares of our common stock then outstanding; or

•

the average weekly trading volume of our common stock as reported by the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates are also subject to requirements regarding the manner of sale, notice to the SEC, and the availability of current public information about us.  Rule 144 also requires that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of office space provided by our President and Chief Executive Officer, Gregory Galanis.  This arrangement was agreed upon by Mr. Galanis on a rent-free basis for an indeterminate period of time.  There is no written agreement or other material terms or arrangements relating to this arrangement.  Should Mr. Galanis become uninvolved in our business this arrangement would certainly come to an end and we would be required to seek office space elsewhere, potentially at great expense to us.

As of December 31, 2013, our principal executive officer and sole director, Gregory Galanis, had loaned us $100.  This debt is in the form of a non-interest bearing demand loan.  As of December 31, 2013 this note has accrued $5 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

Other than the foregoing, we do not currently have any conflicts of interest.  We have not yet formulated a policy for handling conflicts of interest.  However, we intend to do so prior to hiring our full-time first employee.

Share Issuances to Promoters

On June 27, 2013 we issued 60,000,000 restricted shares of our common stock, par value $0.001, to our President and Chief Executive Officer, Gregory Galanis, as Founder’s Shares, which were recorded with a net valuation of $-0-.

On June 27, 2013 we issued an aggregate of 20,000,000 restricted shares of our common stock to four consultants for assisting with our early business development in lieu of cash.  These shares were valued at an aggregate of $240,000, or $0.012 per share, based on the value of the services provided.

On August 9, 2013 we issued 250,000 restricted shares of our common stock to Michael Etheredge for joining Stream Flow as its Vice President and Creative Director in lieu of cash.  These shares were valued at an aggregate of $3,000, or $0.012 per share, based on the value of the services provided.

On December 2, 2013 we issued 20,000,000 restricted shares of our common stock to Blue Water Global Group, Inc. in lieu of cash.  These shares were valued at an aggregate of $240,000, or $0.012 per share, based on the value of the services provided.

As of April 21 , 2014, and because of their positions and involvement in our business organization and development, the following table summarizes our current promoters as defined by Rule 405 of Regulation C and the nature and amount of their compensation:

Promoter’s Name	Number of Shares Issued to Promoter	Aggregate Valuation ($)

Gregory Galanis, President, CEO and Chairman	60,000,000 shares of restricted common stock	$-0- (1)
Michael Etheredge, Vice President and Creative Director	250,000 shares of restricted common stock	3,000
Blue Water Global Group, Inc. (2)	20,000,000 shares of restricted common stock	240,000
Domenico Battaglia (3)	5,000,000 shares of restricted common stock	60,000
Natalia Ourbakh (4)	5,000,000 shares of restricted common stock	60,000
Annika Prim (5)	5,000,000 shares of restricted common stock	60,000
Nina Edstrom (6)	5,000,000 shares of restricted common stock	60,000
	100,250,000 shares of restricted common stock	$483,000

(1)

Issued as Founder’s Shares, which are recorded with a net valuation of $-0-.

(2)

Blue Water Global Group, Inc. received these shares as consideration for paying all relevant expenses associated with this prospectus, associated registration statement, and assisting Stream Flow with its efforts to obtain a listing on OTC Bulletin Board.

(3)

Domenico Battaglia received these shares in lieu of cash compensation to provide general business consultation services and make key introductions to prospective clients within the manufacturing industry.

(4)

Natalia Ourbakh received these shares in lieu of cash compensation to provide general business consultation services and make key introductions to prospective clients within the sports and sporting goods industries.

(5)

Annika Prim received these shares in lieu of cash compensation to provide general business consultation services and make key introductions to prospective clients within the medical and health technology industries.

(6)

Nina Edstrom received these shares in lieu of cash compensation to provide advertising and marketing services.

As of April 21 , 2014, we had no agreements in place to provide additional compensation to any of the above promoters.

Indemnification

Our Articles of Incorporation and Bylaws (Articles VIII) allow us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding if it is determined that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in Stream Flow’s best interest, (ii) in all other cases (except criminal proceedings) that his conduct was at least not opposed to Stream Flow’s best interests, or (iii) in the case of any criminal proceeding, that he has not reasonable cause to believe that his conduct was unlawful.

This determination shall be made by a majority vote of directors at a meeting at which a quorum is present, provided however that the quorum can only consist of directors not parties to the proceeding.  If a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board, consisting of two or more directors who are not parties to the proceeding.  Directors who are parties to the proceeding may participate in the designation of members to serve on the committee.  If a quorum of the board or a committee cannot be established, the determination may be made (i) by independent legal counsel selected by a vote of the board of directors or committee in the manner described in this paragraph or, if a quorum cannot be obtained or a committee cannot be established, by independent legal counsel selected by a majority of the full board (including directors who are parties to the proceeding) or (ii) by a vote of the shareholders.  Any officer, director, employee or agent may seek court-ordered indemnification from the court conducting the proceeding.  The court may then determine whether such person should be entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Stream Flow in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Stream Flow is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7-108-402 of the Colorado Business Corporation Act (“Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Stream Flow’s articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Director Independence

The OTC Bulletin Board (“OTCBB”), the exchange we anticipate our shares of common stock will eventually trade, does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15).  Based on these widely-accepted criteria, we have determined that none of our directors are independent at this time.

It is important to note that we have not taken any steps towards obtaining a listing on the OTCBB.  Further, we can provide no guarantee that our common stock will ever be approved for listing on the OTCBB or, if approved, that a market will ever develop for our shares of common stock.

No member of management is or will be required by us to work on a full time basis.  Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, New York Stock Exchange (NYSE), American Stock Exchange (AMEX), and NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees.  As a result, these directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

LEGAL PROCEEDINGS

From time to time, we may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities.  However, litigation is subject to inherent uncertainties for which the outcome cannot be predicted.  Any adverse result in these or other legal matters could arise and cause harm to our business.  We currently are not party to any claim or litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Independent Registered Public Accounting Firm, of Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Babb and Epperly, PLLC, our legal counsel, has provided an opinion on the validity of our common stock.  We retained their counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

Lisa Epperly, a partner in Babb & Epperly, PLLC, and the attorney who provided the legal opinion related to this offering of our common stock, is the wife of Gregory Galanis.  Lisa Epperly does not own any securities in our company and disclaims any beneficial ownership in Mr. Galanis’s aggregate holdings of 60,000,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws (Articles VIII) allow us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding if it is determined that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in Stream Flow’s best interest, (ii) in all other cases (except criminal proceedings) that his conduct was at least not opposed to Stream Flow’s best interests, or (iii) in the case of any criminal proceeding, that he has not reasonable cause to believe that his conduct was unlawful.

This determination shall be made by a majority vote of directors at a meeting at which a quorum is present, provided however that the quorum can only consist of directors not parties to the proceeding.  If a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board, consisting of two or more directors who are not parties to the proceeding.  Directors who are parties to the proceeding may participate in the designation of members to serve on the committee.  If a quorum of the board or a committee cannot be established, the determination may be made (i) by independent legal counsel selected by a vote of the board of directors or committee in the manner described in this paragraph or, if a quorum cannot be obtained or a committee cannot be established, by independent legal counsel selected by a majority of the full board (including directors who are parties to the proceeding) or (ii) by a vote of the shareholders.  Any officer, director, employee or agent may seek court-ordered indemnification from the court conducting the proceeding.  The court may then determine whether such person should be entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Stream Flow in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Stream Flow is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7-108-402 of the Colorado Business Corporation Act (“Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Stream Flow’s articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

[The Remainder of This Page Intentionally Left Blank]

FINANCIAL STATEMENTS

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Stream Flow Media, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Stream Flow Media, Inc. (a development stage company) as of December 31, 2013, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from June 27, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stream Flow Media, Inc. as of December 31, 2013 , and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations since inception and had negative working capital as of December 31, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 11, 2014

STREAM FLOW MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2013

ASSETS

Current assets:
Cash	$100
Total assets:	$100

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable	$75
Notes payable (related party)	100
Total current liabilities	175

Total liabilities	$175

Commitments and contingencies	-

Stockholders’ (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.001 par value, 500,000,000 shares authorized; 100,250,000 shares issued and outstanding	$100,250
Additional paid-in capital	382,755
(Deficit) accumulated during the development stage	(483,080)

Total stockholders’ (deficit)	$(75)

Total liabilities and stockholders’ (deficit)	$100

The accompanying notes to the financial statements are an integral part of these statements.

STREAM FLOW MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from June 27, 2013 (inception) to December 31, 2013

Revenues, net	$-

Cost of revenues	-

Gross profit	-

Expenses:
General and administrative	25
Officer incentive fees	3,000
Consultant fees	480,000
Legal fees	50
Total expenses	483,075

(Loss) from operations	(483,075)

Provision for income taxes	-

Other income (expense):
Interest expense	(5)
Total	(5)

Net (loss)	$(483,080)

(Loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	83,294,118

The accompanying notes to the financial statements are an integral part of these statements.

STREAM FLOW MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from June 27, 2013 (inception) to December 31, 2013

Description	Common Stock		Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount

Balance, June 27, 2013 (inception)	-	$-	$-	$-	$-

Issuance of common shares to directors (founder’s shares)	60,000,000	60,000	(60,000)	-	-

Issuance of common shares to officers	250,000	250	2,750	-	3,000

Issuance of common shares to consultants	40,000,000	40,000	440,000	-	480,000

Imputed interest	-	-	5	-	5

Net (loss) for the period	-	-	-	(483,080)	(483,080)

Balance, December 31, 2013	100,250,000	$100,250	$382,755	$(483,080)	$(75)

The accompanying notes to the financial statements are an integral part of these statements.

STREAM FLOW MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from June 27, 2013 (inception) to December 31, 2013

Cash flows from operating activities:
Net (loss)	$(483,080)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Common stock issued to executive officer	3,000
Common stock issued in connection with services provided by consultants	480,000
Imputed interest on related party loan	5
Changes in operating assets and liabilities:
Increase in accounts payable	75

Net cash (used in) operating activities	-

Cash flow from financing activities:
Increase in notes payable to a related party	100

Net cash provided by financing activities	100

Net increase (decrease) in cash	100

Cash – beginning of period	-

Cash – end of period	$100

Non-cash investing and financing activities:
Issuance of common shares to directors (founder’s shares)	$60,000
$60,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes to the financial statements are an integral part of these statements.

STREAM FLOW MEDIA, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2013

NOTE 1 – Summary of Significant Accounting Policies

Organization

Stream Flow Media, Inc. (“Company” or “Stream Flow”) was incorporated under the laws of the State of Colorado on June 27, 2013.  The Company amended its Articles of Incorporation on December 5, 2013 to increase its authorized capital in preparation of obtaining a listing on the OTC Bulletin Board.

Stream Flow is a development stage business focused on developing online gaming and media solutions catering specifically to customer loyalty and retention applications, including corporate training solutions.  Stream Flow utilizes its proprietary technology created by its founders over the past few years to develop applications that are specifically branded towards the client’s business and unique needs.  The proprietary aspects of the technology are exclusive used by Stream Flow and can be licensed to its clients on a per-use basis.  These applications can be used on mobile devices, social media networks, and web-based platforms.  The Company is also developing its own gaming applications which will be marketed under its own brand.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of December 31, 2013 and for the period June 27, 2013 (inception) to December 31, 2013.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of December 31, 2013, the Company had no cash equivalents.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.  As of December 31, 2013, the Company had no investments.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of the Company’s financial instruments as of December 31, 2013 are as follows:

	Fair Value Measurement at December 31, 2013 Using:

Description	12/31/13	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$100	$100	$-	$-
	$100	$100	$-	$-

Liabilities
Accounts payable	$75	$75	$-	$-
Note payable to related party	100	100	-	-
	$175	$175	$-	$-

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  During the period June 27, 2013 (inception) to December 31, 2013 the Company had no dilutive financial instruments issued or outstanding.

Revenue Recognition

The Company follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, the Company recognizes revenue when (1) the price is fixed and determinable, (2) persuasive evidence of an arrangement exists, (3) the service has been provided, and (4) collectability is reasonably assured.

The Company generates revenue from two sources: (i) sales of value added features (e.g. purchase of extra lives, status symbols, or entry into competitions with tangible prizes) to its gaming applications and (ii) developing privately branded gamification applications for third party usage and licensing.  Revenue from sales of value added features is recognized at the time of the sale and revenues from developing services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable, and collectability is probable.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

NOTE 2 – Development Stage Activities and Going Concern

The Company is in the development stage and has minimal operations, and as such has devoted most of its efforts since its inception to developing its business plan, issuing common stock, attempting to raise capital, establishing its accounting systems and other administrative functions.  Stream Flow utilizes proprietary technology  created by its founders over the past few years to develop applications that are specifically branded towards the client’s business and unique needs.   The proprietary aspects of the technology are exclusive used by Stream Flow and can be licensed to its clients on a per-use basis.  The proprietary aspects of the technology are owned exclusively by the Company and are licensed to its clients on a per-use basis.  These applications can be used on mobile devices, social media networks, and web-based platforms.  The Company is also developing its own gaming applications which will be marketed under its own brand.

While the management of the Company believes that Stream Flow will be successful in its planned operating and capital formation activities, there can be no assurance that it will be able to successfully execute on either of these or that it will be able to generate adequate revenues to earn a profit or sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of December 31, 2013, the Company had a working capital deficiency of ($75).  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – Common Stock

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of $0.001 per share.

During the period June 27, 2013 (inception) to December 31, 2013 the Company issued an aggregate of 100,250,000 shares as follows:

Date of Issue	Description of Issuance	Shares Issued

6/27/13	Issuance of Founder’s Shares to founding officer and director	60,000,000
6/27/13 (*)	Issuance of common stock to consultants (non-related) for assistance with early stage development services. These shares were valued at $240,000, or $0.012 per share, based on the value of the services provided.	20,00,000
8/9/13 (*)	Issuance of common stock to Michael Etheredge for joining the Company as a Vice President and Creative Director. These shares were valued at $3,000, or $0.012 per share, based on the value of the services provided.	250,000
12/2/13 (*)	Issuance of common stock to Blue Water Global Group, Inc. (OTCBB: BLUU) for assisting with our efforts and covering all cash expenses associated with the Company’s attempt to obtain a listing on the OTC Bulletin Board. These shares were valued at $240,000, or $0.012 per share, based on the value of the services provided.	20,000,000
	Aggregate shares issued	100,250,000

(*) – These share issuances for services were issued without any type of clawback provision.  As a result the Company expensed the full value of the issuance during the fiscal year ended December 31, 2013.

As of December 31, 2013, the Company had 100,250,000 shares of its common stock issued and outstanding.

NOTE 4 – Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 1,000,000 shares with a par value of $0.001 per share.

As of December 31, 2013, the Company had no shares of its preferred stock issued and outstanding.

NOTE 5 – Income Taxes

The provision (benefit) for income taxes for the period from June 27, 2013 (inception) to December 31, 2013 was as follows, assuming a 35 percent effective tax rate:

For the period June 27, 2013 (inception) to December 31, 2013
Current tax provision:
Federal
Taxable income	$-

Total current tax provision	$-

Deferred tax provision:
Federal
Loss carryforwards	$26
Change in valuation allowance	(26)

Total deferred tax provision	$-

As of December 31, 2013, the Company had approximately $26 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2032.

The Company provided a valuation allowance equal to the deferred income tax assets for the period from June 27, 2013 (inception) to December 31, 2013 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

The Company has no uncertain tax positions.

NOTE 6 – Related Party Transactions

As of December 31, 2013, the Company operated out of office space that is being provided to us by our President and Chief Executive Officer, Gregory Galanis, free of charge.  There is no written agreement or other material terms relating to this arrangement.

For the period June 27, 2013 (inception) to December 31, 2013 the Company’s rent expense was zero.  This is because of the short time period and the minimal level of operating activities that have transpired during this period of time.

On June 27, 2013 we issued 60,000,000 restricted shares of our common stock, par value $0.001, to our President and Chief Executive Officer, Gregory Galanis, as Founder’s Shares, which were recorded with a net valuation of $-0-.

On August 9, 2013 we issued 250,000 restricted shares of our common stock to Michael Etheredge for joining Stream Flow as its Vice President and Creative Director in lieu of cash.  These shares were valued at an aggregate of $3,000, or $0.012 per share, based on the value of the services provided.

On December 2, 2013 we issued 20,000,000 restricted shares of our common stock to Blue Water Global Group, Inc. in lieu of cash.  These shares were valued at an aggregate of $240,000, or $0.012 per share, based on the value of the services provided.

As of December 31, 2013, the Company had a note payable to a related party stockholder in the amount of $100.  This note is payable on demand and is non-interest bearing.  As of December 31, 2013 this note payable had accrued $5 in imputed interest that has been recorded in the financial statements as additional paid-in capital.

NOTE 7 – Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 has not had a material impact on the Company’s financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 has not had a material impact on the Company’s financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 has not had a material impact on the Company’s financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs.  Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013.  The adoption of ASU 2013-01 has not had a material impact on the Company’s financial position or results of operations.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications.  Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period.  Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.  The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements.  All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.  The new amendments will require an organization to:

•

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

•

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period.  This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual).  The amendments are effective for reporting periods beginning after December 15, 2012, for public companies.  Early adoption is permitted.  The adoption of ASU No. 2013-02 has not had a material impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

NOTE 8 – Subsequent Events

There were no material subsequent events through the date these financial statements were filed with the Securities and Exchange Commission on Form S-1.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by us in connection with this offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$3,000
Legal fees and expenses	15,000
Printing and engraving expenses	1,000
SEC registration fee	33
Transfer agent fees	3,500
Total	$22,533

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception on June 27, 2013.

On June 27, 2013, we issued 60,000,000 shares of common stock, $0.001 par value, to Gregory Galanis in consideration of his services to us as an officer and director.  We issued these shares as Founder’s Shares.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Galanis’s relationship with us he had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On June 27, 2013, we issued an aggregate of 20,000,000 shares of common stock to four consultants in consideration of their services in lieu of cash.  We valued these shares at $240,000, or $0.012 a share, based on the value of the services provided.  These shares were issued without any type of clawback provision and, as such, Stream Flow expensed the full value of these issuances during the fiscal year ended December 31, 2013.  In connection with these issuances, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of their relationship to us these consultants had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.  The following table summarizes these share issuances:

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Consultant Name	Number of Shares Received	Aggregate Valuation ($)

Domenico Battaglia	5,000,000 shares of restricted common stock	$60,000
Natalia Ourbakh	5,000,000 shares of restricted common stock	$60,000
Annika Prim	5,000,000 shares of restricted common stock	$60,000
Nina Edstrom	5,000,000 shares of restricted common stock	$60,000
	20,000,000 shares of restricted common stock	$240,000

On August 9, 2013, we issued 250,000 shares of common stock, $0.001 par value, to Michael Etheredge in consideration of his services to us as an executive officer.  We valued these shares at $3,000, or $0.012 a share, based on the value of the services provided.  These shares were issued without any type of clawback provision and, as such, Stream Flow expensed the full value of this issuance during the fiscal year ended December 31, 2013.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Etheredge’s relationship with us he had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On December 2, 2013, we issued 20,000,000 shares of common stock to Blue Water Global Group, Inc. in consideration of its services in lieu of cash.  We valued these shares at $240,000, or $0.012 a share, based on the value of the services provided.  These shares were issued without any type of clawback provision and, as such, Stream Flow expensed the full value of this issuance during the fiscal year ended December 31, 2013.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Blue Water Global Group, Inc. had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number		Description of Exhibit

3.1		Articles of Incorporation
3.2		Bylaws
3.3		Amended Articles of Incorporation Dated December 5, 2013
5.1		Legal Opinion of Babb and Epperly, PLLC dated April 21, 2014
10.1		Consulting Agreement with Domenico Battaglia Dated June 27, 2013
10.2	(1)	Consulting Agreement with Natalia Ourbakh Dated June 27, 2013
10.3	(1)	Consulting Agreement with Annika Prim Dated June 27, 2013
10.4	(1)	Consulting Agreement with Nina Edstrom Dated June 27, 2013
10.5	(1)	Form of Subscription Agreement
10.6		Mobile Application Development Agreement with Off On Home Controls dated March 31, 2014
23.1	(1)	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm
23.2		Consent of Legal Counsel (contained in exhibit 5.1)

(1)

Incorporated by reference to registration statement on Form S-1 (File No. 333-194482) filed on April 21, 2014.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c)

Include any additional or changed material information on the plan of distribution.

2)

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the  21st day of April , 2014.

STREAM FLOW MEDIA, INC.

By:

/s/ Gregory Galanis

Gregory Galanis

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on April 21 , 2014:

By:

/s/ Gregory Galanis

Gregory Galanis

President, Chief Executive Officer,

Secretary, Treasurer, Chief Financial Officer,

Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer , and Sole Director

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